Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 2, 2021, is entered into by and among BOSTON THERAPEUTICS, INC., a Delaware corporation (“Public Company”); BTHE Acquisition Inc., a California corporation and a wholly owned subsidiary of Public Company (the “Merger Sub”); and NANOMIX, INC., a California corporation (“Merger Partner,” and together with Public Company and the Merger Sub, the “Parties”).

WHEREAS, the Board of Directors of Public Company (the “Public Company Board”) and the Board of Directors of Merger Partner (the “Merger Partner Board”) have each (i) determined that the Merger is fair to, and in the best interests of, their respective corporations and stockholders and (ii) approved this Agreement, the Merger and the actions contemplated by this Agreement;

WHEREAS, the combination of Public Company and Merger Partner shall be effected through a merger (the “Merger”) of Merger Sub into Merger Partner in accordance with the terms of this Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code (the “CCC”), as a result of which Merger Partner will become a wholly owned subsidiary of Public Company;

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, it is the Parties’ express intent that, except as set forth herein, neither Merger Partner nor Public Company shall be restricted in its capital-raising and financing activities from and after the date hereof and through the Closing Date, and shall raise funds by issuance and private placement of such equity securities, and in such amounts and at such times, as their respective boards of directors may deem appropriate and desirable (“Pre-Closing Private Placement Transactions”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, Public Company, Merger Sub and Merger Partner agree as follows:

ARTICLE I

THE MERGER

1.1 Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Parties hereto will cause the Merger to be consummated by executing and filing a certificate of merger (the “Certificate of Merger”) in accordance with the relevant provisions of the DGCL and the CCC. The Merger shall become effective upon the due filing of the Certificate of Merger with the Delaware Secretary of State and the Secretary of State of the State of California or at such subsequent time or date as Public Company and Merger Partner shall agree and specify in the Certificate of Merger (the “Effective Time”).

1.2 Closing. Subject to the satisfaction or waiver (to the extent permitted by law) of the conditions set forth in ARTICLE VII, the closing of the Merger (the “Closing”) will take place at 12:00 p.m., Eastern time, on a date to be specified by Public Company and Merger Partner (the “Closing Date”), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions), at the offices of the Company, unless another date, place or time is agreed to in writing by Public Company and Merger Partner. For the purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or permitted by law to be closed.

1.3 Effects of the Merger.

(a) At the Effective Time, the separate existence of Merger Sub shall cease, and Merger Sub shall be merged with and into Merger Partner (Merger Partner, as the surviving corporation following the Merger, is sometimes referred to herein as the “Surviving Corporation”) and (ii) the certificate of incorporation of Merger Partner in effect as of immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation. In addition, the bylaws of Merger Partner, as in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit A-2, and, as so amended, shall be the bylaws of the Surviving Corporation.

(b) At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation, Merger Sub or Merger Partner, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation, Merger Sub or Merger Partner, any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

1.4 Directors and Officers of the Surviving Corporation.

(a) The persons identified on Section 6.10 of the Public Company Disclosure Schedule shall be the initial directors of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b) The persons identified on Section 6.9 of the Public Company Disclosure Schedule shall be the initial officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

1.5 Name of Public Company. Public Company shall file a certificate of amendment to its certificate of incorporation immediately following the Effective Time to change the name of Public Company to Nanomix Holdings, Inc. following the Closing.

1.6 Reverse Stock Split. The Public Company shall effect the Reverse Split (as defined below) following the Closing.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Merger Partner or the holder of any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each share of the common stock, $0.0001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Public Company Owned Stock. All shares of Merger Partner Capital Stock that are held in treasury or by any Subsidiary of Merger Partner, any shares of Merger Partner Capital Stock owned by Public Company, Merger Sub or any other Subsidiary of Public Company, immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no stock of Public Company or other consideration shall be delivered in exchange therefor. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Merger Partner Capital Stock” means Merger Partner Common Stock and Merger Partner Preferred Stock, collectively.

(ii) “Merger Partner Common Stock” means the common stock, $.001 par value per share, of Merger Partner.

(iii) “Merger Partner Preferred Stock” means the preferred stock, $.001 par value per share, of Merger Partner.

(iv) “Merger Partner Restricted Stock Units” means the restricted units of common stock, $.001 par value, of Merger Partner.

(c) Exchange Ratio for Merger Partner Common Stock. Subject to Section 2.2, each share of Merger Partner Common Stock (other than Dissenting Shares) shall be automatically converted into the right to receive the number of shares of series c preferred stock, par value $0.0001 per share, of Public Company (“Public Company Preferred Stock”) equal to 0.00504901200658 (the “Ratio”). As of the Effective Time, all such shares of Merger Partner Common Stock shall cease to be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Merger Partner Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Public Company Preferred Stock pursuant to this Section 2.1(c) and any cash in lieu of fractional shares of Public Company Preferred Stock to be issued or paid in consideration therefor and any amounts payable pursuant to Section 2.2(d) upon the surrender of such certificate in accordance with Section 2.2, without interest.

(d) Cancellation of Merger Partner Preferred Stock. As of the Effective Time, all issued and outstanding shares of Merger Partner Preferred Stock (if any) shall convert into the right to receive Public Company Preferred Stock in accordance with the terms of this Section 2.1, and all unissued shares of Merger Partner Preferred Stock shall cease be authorized and to exist, and no person shall have any rights with respect thereto.

2.3 Merger Partner Stock Plans and Merger Partner Warrants.

(a) At the Effective Time, each outstanding option to purchase Merger Partner Common Stock, if any (each, a “Merger Partner Stock Option” and collectively, the “Merger Partner Stock Options”), all Merger Partner Warrants, if any, and all Merger Partner Restricted Stock Units, if any, in each case whether vested or unvested, shall be converted into the right to receive a number of shares of common stock, par value $0.0001 per share, of Public Company (“Public Company Common Stock”) and shall continue as vested or unvested in accordance with their terms, in the case of Merger Partner Restricted Stock Units; and in the case of Merger Partner Stock Options and Merger Partner Warrants for a number of shares of Public Company Common Stock as is equal to the number of shares of Merger Partner Common Stock immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share of such Merger Partner Stock Option immediately prior to the Effective Time subject to adjustment equal to 30.59723793 which assumes the full conversion of the series c preferred stock into Common Stock of the Public Company. The Merger Partner Stock Options shall be issued under the Company’s 2021 Incentive Stock Plan to be adopted by the Board of Directors of the Public Company; provided, however, the exercise of such Merger Partner Stock Options shall be subject to the Public Company implementing the Reverse Split. All stock option plans or other stock or equity-related plans of Merger Partner (the “Merger Partner Stock Plans”) themselves, shall be terminated and no longer in force or effect as of the time immediately prior to the Effective Time.

(b) As soon as practicable after the Effective Time, Public Company shall deliver to the participants in Merger Partner Stock Plans appropriate notice setting forth such participants’ rights pursuant to Merger Partner Stock Options and Merger Partner Restricted Stock Units, as provided in this Section 2.3.

(c) Following the Closing, Public Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Public Company Common Stock for delivery upon redemption of Merger Partner Stock Options, Merger Partner Warrants, Merger Partner Restricted Stock Units in accordance with this Section 2.3.

2.4 Dissenting Shares.

(a) For purposes of this Agreement, “Dissenting Shares” shall mean shares of Merger Partner Capital Stock issued and outstanding immediately prior to the Effective Time that are held as of the Effective Time by a holder who has not voted in favor of the Merger or consented thereto in writing and who has made a proper demand for appraisal of such shares in accordance with Chapter 13 of the CCC (until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the CCC with respect to such shares, at which time such shares shall cease to be Dissenting Shares). Dissenting Shares will only entitle the holder thereof to such rights as are granted by the CCC to a holder thereof and shall not be converted into or represent the right to receive Public Company Preferred Stock unless the stockholder holding such Dissenting Shares shall have forfeited his, her or its right to appraisal under the CCC or properly withdrawn his, her or its demand for appraisal. If such stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be deemed to have been converted, as of the Effective Time, into and represent the right to receive Public Company Preferred Stock issuable in respect of such Merger Partner Capital Stock pursuant to Section 2.1(c) or Section 2.1(c), as the case may be, without interest, and (ii) promptly following the occurrence of such event, Public Company shall deliver a certificate representing Public Company Preferred Stock to which such stockholder is entitled pursuant to Section 2.1(c) or Section 2.1(c) as well as any cash or other distributions to which such holder of Merger Partner Common Stock may be entitled to under this ARTICLE II if not previously delivered.

(b) Merger Partner shall give Public Company (i) prompt notice of any written demands for appraisal of any Merger Partner Capital Stock, withdrawals of such demands and any other instruments that relate to such demands received by Merger Partner and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CCC. Merger Partner shall not, except with the prior written consent of Public Company (which consent will not be unreasonably withheld, conditioned or delayed) or where required by applicable law, make any payment with respect to any demands for appraisal of Merger Partner Capital Stock or settle or offer to settle any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MERGER PARTNER

Merger Partner represents and warrants to Public Company and Merger Sub that the statements contained in this ARTICLE III are true and correct, except as set forth herein or in the disclosure schedule delivered and/or otherwise made available by Merger Partner to Public Company and Merger Sub as of the date of this Agreement (the “Merger Partner Disclosure Schedule”). For purposes hereof, the phrase “to the knowledge of Merger Partner” and similar expressions mean the actual knowledge of the persons identified on Section K of the Merger Partner Disclosure Schedule for this purpose, and such knowledge as such persons would reasonably be expected to have obtained in the course of their performance of their positions at Merger Partner (after due inquiry).

3.1 Organization, Standing and Power. Merger Partner is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed on Section 3.1 of the Merger Partner Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Merger Partner Material Adverse Effect. For purposes of this Agreement, the term “Merger Partner Material Adverse Effect” means any material adverse change, effect, event, circumstance or development that is materially adverse to or has a material adverse effect on the business, assets, liabilities, capitalization, financial condition, or results of operations of Merger Partner and its Subsidiaries, taken as a whole; provided, however, that none of the following, to the extent arising after the date of this Agreement, either alone or in combination, shall be deemed to be a Merger Partner Material Adverse Effect, and none of the following shall be taken into account in determining whether there has been or will be a Merger Partner Material Adverse Effect: any change or event caused by or resulting from (A) the transactions contemplated by this Agreement, including the Merger, or the announcement or pendency thereof, (B) changes in prevailing economic or market conditions in the United States or any other jurisdiction in which such entity has substantial business operations (except to the extent those changes have a disproportionate effect on Merger Partner and its Subsidiaries relative to the other participants in the industry or industries in which Merger Partner and its Subsidiaries operate), (C) changes or events affecting the industry or industries in which Merger Partner and its Subsidiaries operate generally or compete (except to the extent those changes or events have a disproportionate effect on Merger Partner and its Subsidiaries relative to the other participants in the industry or industries in which Merger Partner and its Subsidiaries operate), (D) changes in generally accepted accounting principles or requirements (except to the extent those changes have a disproportionate effect on Merger Partner and its Subsidiaries relative to the other participants in the industry or industries in which Merger Partner and its Subsidiaries operate), (E) changes in laws, rules or regulations of general applicability or interpretations thereof by any Governmental Entity (except to the extent those changes have a disproportionate effect on Merger Partner and its Subsidiaries relative to the other participants in the industry or industries in which Merger Partner and its Subsidiaries operate), (F) any natural disaster or any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located or any governmental response to any of the foregoing (except to the extent those changes or events have a disproportionate effect on Merger Partner and its Subsidiaries relative to the other participants in the industry or industries in which Merger Partner and its Subsidiaries operate), or (G) any failure by Merger Partner to meet any internal guidance, budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in the case of Clause (G)), the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition). For the avoidance of doubt, the Parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower-case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Merger Partner Material Adverse Effect or Public Company Material Adverse Effect, in each case as defined in this Agreement. Merger Partner has made available to Public Company complete and accurate copies of its certificate of incorporation and bylaws and is not in material default under or in material violation of any provision of either such document.

3.2 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Merger Partner consists of 137,000,000 shares of Merger Partner Common Stock and 120,467,864 shares of Merger Partner Preferred Stock. The rights and privileges of each class of Merger Partner’s capital stock are as set forth in Merger Partner’s amended and restated certificate of incorporation. As of the date of this Agreement, (i) 19,863,513 shares of Merger Partner Common Stock were issued and outstanding, (ii) no shares of Merger Partner Common Stock were held in the treasury of Merger Partner or by Subsidiaries of Merger Partner and (iii) 101,015,049 shares of Merger Partner Preferred Stock were issued and outstanding. Prior to the Closing, all shares of Preferred Stock and the Unsecured Convertible Promissory Note in the principal amount, including interest, of $9,300,752 as of December 31, 2020, shall be converted in full into 110,866,122 and 86,448,916 shares of Merger Partner Common Stock, respectively.

(b) Section 3.2(b) of the Merger Partner Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of the holders of Merger Partner Capital Stock, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder and (for shares other than Merger Partner Common Stock) the number of shares of Merger Partner Common Stock (if any) into which such shares are convertible. Section 3.2(b) of the Merger Partner Disclosure Schedule also sets forth a complete and accurate list of all issued and outstanding shares of Merger Partner Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of Merger Partner as of the date of this Agreement, indicating the name of the applicable stockholder, the vesting schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date of this Agreement, whether (and to what extent) the vesting will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such holder has the sole power to vote and dispose of such shares.

(c) Section 3.2(c) of the Merger Partner Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) all Merger Partner Stock Plans, indicating for each Merger Partner Stock Plan, as of the date of this Agreement, the number of shares of Merger Partner Common Stock issued to date under such Plan, the number of shares of Merger Partner Common Stock subject to outstanding options under such Plan and the number of shares of Merger Partner Common Stock reserved for future issuance under such Plan; and (ii) all outstanding Merger Partner Stock Options, indicating with respect to each such Merger Partner Stock Option the name of the holder thereof, the Merger Partner Stock Plan under which it was granted, the number of shares of Merger Partner Common Stock subject to such Merger Partner Stock Option, the exercise price, the date of grant and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such Merger Partner Stock Option is intended to be an incentive stock option. Merger Partner has made available to Public Company complete and accurate copies of all Merger Partner Stock Plans and the forms of all stock option agreements evidencing Merger Partner Stock Options.

(d) Section 3.2(d) of the Merger Partner Disclosure Schedule sets forth the number of shares of Merger Partner Common Stock and Merger Partner Preferred Stock which as of the date of this Agreement are reserved for future issuance pursuant to warrants or other outstanding rights (other than Merger Partner Stock Options) to purchase shares of Merger Partner Common Stock and Merger Partner Preferred Stock outstanding as of the date of this Agreement (such outstanding warrants or other rights, the “Merger Partner Warrants”) and the agreement or other document under which such Merger Partner Warrants were granted and sets forth a complete and accurate list of all holders of Merger Partner Warrants indicating the number and type of shares of Merger Partner Capital Stock subject to each Merger Partner Warrant, and the exercise price, the date of grant and the expiration date thereof. Merger Partner has made available to Public Company complete and accurate copies of the forms of agreements evidencing all Merger Partner Warrants.

(e) Except (i) as set forth in this Section 3.2, (ii) as reserved for future grants under Merger Partner Stock Plans, and (iii) as may be issued, sold or otherwise allocated in connection with any Pre-Closing Private Placement Transactions, (A) there are no equity securities of any class of Merger Partner, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Merger Partner is a party or by which Merger Partner or any of its Subsidiaries is bound obligating Merger Partner or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of Merger Partner or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Merger Partner or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 3.2(e) of the Merger Partner Disclosure Schedule, or as may otherwise be effected in connection with any Pre-Closing Private Placement Transactions: (i) neither Merger Partner nor any of its Affiliates is a party to or is bound by any, and to the knowledge of Merger Partner, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Merger Partner; (ii) Merger Partner does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations; and (iii) there are no registration rights to which Merger Partner or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of Merger Partner. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), except as contemplated by this Agreement or described in this Section 3.2(e).

(f) All outstanding shares of Merger Partner Capital Stock are, and all shares of Merger Partner Common Stock subject to issuance as specified in Sections 3.2(c), 3.2(d), and 3.2(e) upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or otherwise issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the CCC, Merger Partner’s amended and restated certificate of incorporation or bylaws or any agreement to which Merger Partner is a party or is otherwise bound. As of the Effective Time, there will be no obligations, contingent or otherwise, of Merger Partner or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Merger Partner Capital Stock. All outstanding shares of Merger Partner Capital Stock have been offered, issued and sold by Merger Partner in compliance with all applicable federal and state securities laws.

(g) Any consent of the holders of Merger Partner Stock Options or Merger Partner Warrants as may be required in connection with the actions contemplated by Section 2.3 shall have been duly obtained as of the Effective Time.

3.3 Subsidiaries.

(a) Section 3.3(a) of the Merger Partner Disclosure Schedule sets forth, for each Subsidiary of Merger Partner: (i) its name; (ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization. For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) owns or controls, directly or indirectly, securities or other ownership interests representing (A) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity. For the avoidance of doubt, Merger Sub is a Subsidiary of Public Company.

(b) Each Subsidiary of Merger Partner is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent such concepts are applicable in such jurisdiction), has all requisite corporate (or similar, in the case of a non-corporate entity) power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Merger Partner Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of Merger Partner are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of non-U.S. Subsidiaries, all of which Merger Partner has the power to cause to be transferred for no or nominal consideration to Merger Partner or Merger Partner’s designee) are owned, of record and beneficially, by Merger Partner or another of its Subsidiaries free and clear of all Liens, claims, agreements or limitations in Merger Partner’s voting rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Merger Partner or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of Merger Partner. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of Merger Partner. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Merger Partner.

(c) Merger Partner has made available to Public Company complete and accurate copies of the charter, bylaws or other organizational documents, each as amended, of each Subsidiary of Merger Partner.

(d) Merger Partner does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of Merger Partner. There are no obligations, contingent or otherwise, of Merger Partner or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary of Merger Partner or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of Merger Partner or any other entity, other than guarantees of bank obligations of Subsidiaries of Merger Partner entered into in the ordinary course of business consistent in all, with respect to Merger Partner only, material respects with past practice (and giving effect to any adjustments and modifications thereto prior to the date of this Agreement taken in response to or as a result of COVID-19 or any COVID-19 Measure). (as applicable to a party, the “Ordinary Course of Business”).

3.4 Authority; No Conflict; Required Filings and Consents.

(a) Merger Partner has all requisite corporate power and authority to enter into this Agreement and, subject only to the adoption of this Agreement (the “Merger Partner Voting Proposal”) by Merger Partner’s stockholders under the CCC and Merger Partner’s amended and restated articles of incorporation (the “Merger Partner Stockholder Approval”), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Merger Partner Board has unanimously (as among all directors in attendance) (i) determined that the Merger is fair to, and in the best interests of, Merger Partner and its stockholders, (ii) approved this Agreement, the Merger and the actions contemplated by this Agreement in accordance with the provisions of the CCC, (iii) declared this Agreement advisable, and (iv) determined to recommend that the stockholders of Merger Partner vote to adopt this Agreement and thereby approve the Merger and such other actions as contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Merger Partner have been duly authorized by all necessary corporate action on the part of Merger Partner, subject only to the required receipt of the Merger Partner Stockholder Approval. This Agreement has been duly executed and delivered by Merger Partner and, assuming the due execution and delivery by Public Company, constitutes the valid and binding obligation of Merger Partner, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) The execution and delivery of this Agreement by Merger Partner does not, and the consummation by Merger Partner of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of Merger Partner or of the charter, bylaws or other organizational document of any Subsidiary of Merger Partner, each as amended, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance of any nature (“Liens”) on Merger Partner’s or any of its Subsidiaries’ assets under any of the terms, conditions or provisions of any Contract required to be disclosed in Section 3.11(d) of the Merger Partner Disclosure Schedules, or (iii) subject to obtaining the Merger Partner Stockholder Approval and compliance with the requirements specified in clauses (i) through (iv) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Merger Partner or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, have not had, and are not reasonably likely to result in, the loss of a material benefit to, or in the creation of any material liability for, Merger Partner, or would not reasonably be expected to result in a Merger Partner Material Adverse Effect. Section 3.4(b) of the Merger Partner Disclosure Schedule lists all consents, waivers and approvals under any of Merger Partner’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated by this Agreement, which, if individually or in the aggregate were not obtained, would result in a loss of a material benefit to, or the creation of any material liability for, Merger Partner, Public Company or the Surviving Corporation as a result of the Merger.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or Regulating Authority, agency or instrumentality (a “Governmental Entity”) is required by or with respect to Merger Partner or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Merger Partner or the consummation by Merger Partner of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of California, and appropriate corresponding documents with the appropriate authorities of other states in which Merger Partner is qualified as a foreign corporation to transact business and in the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, orders, filings, approvals and registrations that, individually or in the aggregate, if not obtained or made, would not result in a loss of a material benefit to, or the creation of any material liability for, Merger Partner, Public Company or the Surviving Corporation as a result of the Merger.

(d) The affirmative vote in favor of the Merger Partner Voting Proposal by the holders of a majority of the votes represented by the outstanding shares of Merger Partner Capital Stock, which is to be delivered pursuant to written consents of stockholders in lieu of a meeting (collectively, the “Written Consents”), is the only vote of the holders of any class or series of Merger Partner’s capital stock or other securities necessary to adopt this Agreement and for consummation by Merger Partner of the other transactions contemplated by this Agreement required under the CCC and the Merger Partner’s certificate of incorporation, as amended. There are no bonds, debentures, notes or other indebtedness of Merger Partner having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Merger Partner may vote.

3.5 Financial Statements; Information Provided.

(a) Merger Partner has made available or will make available to Public Company copies of the Financial Statements which are correct and complete in all material respects. The Financial Statements (i) comply as to form in all material respects with all applicable accounting requirements, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such financial statements) and (iii) fairly present in all material respects the consolidated financial position of Merger Partner and its Subsidiaries as of the dates thereof and the consolidated assets, liabilities, business, financial condition, results of its operations and cash flows for the periods indicated, consistent with the books and records of Merger Partner and its Subsidiaries, except that the unaudited financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments which will not be material in amount or effect. For purposes of this Agreement, “Financial Statements” means (i) the unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity and cash flows of Merger Partner as of the end of and for the 2018 and 2019 fiscal years, together with the preliminary consolidated balance sheets and statements of income, changes in stockholders’ equity and cash flows of Merger Partner for fiscal year 2018 and (ii) the unaudited consolidated balance sheet of Merger Partner (the “Merger Partner Balance Sheet”) as of September 30, 2020 (the “Most Recent Balance Sheet Date”) and the unaudited consolidated statements of income, changes in stockholders’ equity and cash flows for the nine months ended as of the Most Recent Balance Sheet Date.

(b) M&K CPAS, PLLC, Merger Partner’s current auditor, is and has been at all times since its engagement by Merger Partner since the corporate inception of Merger Partner (i) “independent” with respect to Merger Partner and its Subsidiaries within the meaning of Regulation S-X and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and Public Company Accounting Oversight Board.

3.6 No Undisclosed Liabilities. Merger Partner does not have any liability that is required to be set forth on a balance sheet of Merger Partner prepared in accordance with GAAP consistent with past practices as reflected in the Financial Statements and the Merger Partner Balance Sheet, which are, individually or in the aggregate, material to the business, results of operations or financial condition of Merger Partner, except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities that have arisen or have been incurred since the Most Recent Balance Sheet Date in the Ordinary Course of Business, (c) liabilities for transaction expenses incurred in connection with the transactions contemplated by this Agreement, (d) those liabilities which may arise in connection with the Pre-Closing Private Placement Transactions, and (e) contractual and other liabilities incurred in the Ordinary Course of Business that are not required by GAAP to be reflected on a balance sheet.

3.7 Absence of Certain Changes or Events. During the period beginning on the Most Recent Balance Sheet Date and ending on the date hereof, Merger Partner and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Merger Partner Material Adverse Effect; or (ii) except for the execution and delivery of this Agreement, any other action or event that would have required the consent of Public Company pursuant to Section 5.1 (other than clause (A) of paragraph (j) or paragraphs (k) or (l) thereof) had such action or event occurred after the date of this Agreement.

3.8 Taxes.

(a) Each of Merger Partner and its Subsidiaries has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were true, correct and complete in all respects. Each of Merger Partner and its Subsidiaries has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable. The unpaid Taxes of Merger Partner and each of its Subsidiaries for Tax periods through the date of the Merger Partner Balance Sheet do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Merger Partner Balance Sheet and all unpaid Taxes of Merger Partner and each of its Subsidiaries for all Tax periods commencing after the date of the Merger Partner Balance Sheet arose in the Ordinary Course of Business. Neither Merger Partner nor any of its Subsidiaries is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is Merger Partner. With the exception of customary commercial leases or contracts that are not primarily related to Taxes entered into in the Ordinary Course of Business and liabilities thereunder, neither Merger Partner nor any of its Subsidiaries (i) has any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than Merger Partner or any of its Subsidiaries, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All Taxes that Merger Partner or any of its Subsidiaries was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and each of Merger Partner and its Subsidiaries has complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party. For purposes of this Agreement, (i) “Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items, and (ii) “Tax Returns” shall mean any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto and any amendment thereof, filed with or submitted to a Governmental Entity in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

(b) Merger Partner has delivered or made available to Public Company (i) complete and correct copies of all Tax Returns of Merger Partner and any of its Subsidiaries relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of Merger Partner or any of its Subsidiaries relating to Taxes for all taxable periods for which the statute of limitations has not yet expired, and (iii) complete and correct copies of all agreements, rulings, settlements or other Tax documents with or from any Governmental Entity relating to Tax incentives of Merger Partner or any of its Subsidiaries. No examination or audit of any Tax Return of Merger Partner or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of Merger Partner, threatened or contemplated. No deficiencies for Taxes of Merger Partner or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Entity in writing. Neither Merger Partner nor any of its Subsidiaries has been informed in writing by any jurisdiction in which Merger Partner or any of its Subsidiaries does not file a Tax Return that the jurisdiction believes that Merger Partner or any of its Subsidiaries was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. Neither Merger Partner nor any of its Subsidiaries has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, other than routine extensions available as a matter of right which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.

(c) Neither Merger Partner nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

(d) Neither Merger Partner nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(e) Neither Merger Partner nor any of its Subsidiaries has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of Merger Partner or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(f) There are no Liens with respect to Taxes upon any of the assets or properties of Merger Partner or any of its Subsidiaries, other than with respect to Taxes not yet due and payable.

(g) Neither Merger Partner nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws), (ii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law), (iii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iv) installment sale or other open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date, or (vi) any election made pursuant to Section 108(i) of the Code on or prior to the Closing Date.

(h) Neither Merger Partner nor any of its Subsidiaries has participated in any “reportable transaction” as defined in section 1.6011-4(b) of the Treasury Regulations or a “listed transaction” as set forth in section 301.6111-2(b)(2) of the Treasury Regulations or any analogous provision of state or local law.

(i) Neither Merger Partner nor any of its Subsidiaries (i) is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income Tax purposes or (ii) has made an entity classification (“check-the-box”) election under Section 7701 of the Code.

(j) Neither Merger Partner nor any of its Subsidiaries (i) is a stockholder of a “specified foreign corporation” (other than the Subsidiaries of Merger Partner) as defined in Section 965(e) of the Code (or any similar provision of state, local or foreign Law), or (ii) is a stockholder in a “passive foreign investment company” as defined in Section 1297 of the Code. None of Merger Partner’s Subsidiaries that are or have at any time been controlled foreign corporations (within the meaning of Section 957(c) of the Code) (i) has derived (or been treated for U.S. federal income Tax purposes as deriving) any item of subpart F income (within the meaning of Section 952(a) of the Code, as determined after the application of Section 952(c) of the Code) in any year, or (ii) has made any investment in United States property (within the meaning of Section 956(c) of the Code) at any time. None of Merger Partner’s Subsidiaries was a deferred foreign income corporation as defined in Section 965(d)(1) of the Code with respect to Merger Partner or any of its Subsidiaries.

(k) Neither Merger Partner nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or other place of business in that country.

(l) All related party transactions involving Merger Partner or any of its Subsidiaries have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax law. Each of Merger Partner and its Subsidiaries has maintained documentation (including any applicable transfer pricing studies) in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax law.

(m) Neither Merger Partner nor any of its Affiliates has taken or agreed to take any action, has omitted to take any action, or has any knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, that would reasonably be expected to prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

(n) Neither Merger Partner nor any Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

3.9 Owned and Leased Real Properties.

(a) Neither Merger Partner nor any of its Subsidiaries owns or has ever owned any real property.

(b) Section 3.9(b) of the Merger Partner Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by Merger Partner or any of its Subsidiaries as of the date of this Agreement (collectively, the “Merger Partner Leases”) and the location of the premises of such real property. Neither Merger Partner nor any of its Subsidiaries nor, to the knowledge of Merger Partner, any other party, is in breach or default and no event has occurred, is pending or, to the knowledge of Merger Partner, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute any such breach or default under any of Merger Partner Leases, except where the existence of such breaches or defaults, individually or in the aggregate, has not had, and is not reasonably likely to result in, the loss of a material right or in a material liability of Merger Partner or any of its Subsidiaries. Neither Merger Partner nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than Merger Partner and its Subsidiaries. Merger Partner has made available to Public Company complete and accurate copies of all Merger Partner Leases.

3.10 Intellectual Property.

(a) Section 3.10(a) of the Merger Partner Disclosure Schedule lists all Merger Partner Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, and names of all current applicant(s) and registered owners(s), as applicable. All assignments of Merger Partner Registrations to Merger Partner have been properly executed and recorded, or are in process, and all issuance, renewal, maintenance and other payments that have become due with respect thereto have been timely paid by or on behalf of Merger Partner. To the knowledge of Merger Partner, all Merger Partner Registrations are valid and enforceable.

(b) There are no inventorship challenges, inter partes proceedings, opposition or nullity proceedings or interferences declared, commenced or provoked, or, to the knowledge of Merger Partner, threatened, with respect to any Patent Rights included in the Merger Partner Registrations. To the knowledge of Merger Partner, Merger Partner has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of Merger Partner and has made no material misrepresentation in such applications. Merger Partner has no knowledge of any information that would preclude Merger Partner from having clear title to the Merger Partner Registrations.

(c) Merger Partner is the sole and exclusive owner of all Merger Partner Owned Intellectual Property, free and clear of any Liens, other than any joint owners of the Merger Partner Owned Intellectual Property that are listed in Section 3.10(c) of the Merger Partner Disclosure Schedule.

(d) To Merger Partner’s knowledge, the Merger Partner Intellectual Property constitutes all Intellectual Property necessary to conduct Merger Partner’s business in the manner currently conducted and currently proposed by Merger Partner to be conducted in the future.

(e) Merger Partner has taken reasonable measures to protect the proprietary nature of each item of Merger Partner Owned Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof. To Merger Partner’s knowledge, there has been no unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of Merger Partner.

(f) To the knowledge of Merger Partner, the operations of Merger Partner and its Subsidiaries as currently conducted do not and have not in the past five years infringe(d) or misappropriate(d) the Intellectual Property rights of any individual or entity, or constitute(d) unfair competition or trade practices under the Laws of the jurisdiction in which such operations are conducted. To Merger Partner’s knowledge, no individual or entity has infringed, misappropriated or otherwise violated the Merger Partner Owned Intellectual Property or any rights under the Merger Partner Licensed Intellectual Property that are exclusively licensed to Merger Partner or any of its Subsidiaries, and neither Merger Partner nor any of its Subsidiaries has filed or threatened in writing any claims alleging that a third party or Worker has infringed, misappropriated or otherwise violated any Merger Partner Intellectual Property. No individual or entity has filed and served upon Merger Partner or any of its Subsidiaries or, to Merger Partner’s knowledge, threatened or otherwise filed any action or proceeding alleging that Merger Partner or any of its Subsidiaries has infringed, misappropriated or otherwise violated any individual’s or entity’s Intellectual Property rights nor has Merger Partner or any of its Subsidiaries received any written notification that a license under any other individual’s or entity’s Intellectual Property is or may be required.

(g) To the knowledge of Merger Partner, no individual or entity (including any current or former Worker of Merger Partner) is infringing, violating, misappropriating, using in an unauthorized manner or disclosing in an unauthorized manner any of the Merger Partner Owned Intellectual Property or any Merger Partner Licensed Intellectual Property. Merger Partner has made available copies of all correspondence, analyses, legal opinions, complaints, claims, notices or threats prepared or received by Merger Partner concerning the infringement, violation or misappropriation of any Merger Partner Intellectual Property.

(h) Section 3.10(h) of the Merger Partner Disclosure Schedule identifies each license, covenant or other agreement pursuant to which Merger Partner has assigned, transferred, licensed, distributed or otherwise granted any right or access to any individual or entity, or covenanted not to assert any right, with respect to any past, existing or future Merger Partner Intellectual Property.

(i) Section 3.10(i) of the Merger Partner Disclosure Schedule identifies (i) each license or agreement pursuant to which Merger Partner has obtained rights to any Merger Partner Licensed Intellectual Property (excluding generally available, off the shelf software programs that are licensed by Merger Partner pursuant to “shrink wrap” licenses, the total fees associated with which are less than $50,000) and (ii) each agreement, contract, assignment or other instrument pursuant to which Merger Partner has obtained any joint or sole ownership interest in or to each item of Merger Partner Owned Intellectual Property.

(j) To Merger Partner’s knowledge, no Worker of Merger Partner or any of its Subsidiaries is in material default or breach of any term of any employment Contract, non-disclosure Contract, assignment of invention Contract or similar Contract between such Worker and Merger Partner or its Subsidiary, as applicable, relating to the protection, ownership, development, use or transfer of Merger Partner Intellectual Property. Each Worker of Merger Partner or its Subsidiary has executed an employment Contract, non-disclosure Contract, assignment of invention Contract or similar Contract assigning to Merger Partner or its Subsidiary, as the case may be, of any Merger Partner Owned Intellectual Property that was conceived, developed or created for Merger Partner or any of its Subsidiaries by such Worker.

(k) Neither the negotiation, execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (i) a material breach of or default under any agreement to which Merger Partner is a party governing any Merger Partner Intellectual Property, (ii) a material impairment of the rights of Merger Partner in or to any Merger Partner Intellectual Property or portion thereof, (iii) the grant or transfer to any third party of any new license or other interest under, the abandonment, assignment to any third party, or modification or loss of any right with respect to, or the creation of any Lien on, any Merger Partner Intellectual Property, (iv) Merger Partner or any of its Affiliates being obligated to pay any penalty or new or increased royalty or fee to any individual or entity under any agreement governing any Merger Partner Intellectual Property, or (v) Merger Partner or any of its Affiliates being (A) bound by or subject to any noncompete or licensing obligation or covenant not to sue or (B) obligated to license any of its Intellectual Property to (or obligated not to assert its Intellectual Property against) any individual or entity, except in the case of clauses (i) and (ii) of this Section 3.10(k) for any such breach, default or impairment that, individually or in the aggregate, have not had, and are not reasonably likely to result in, the loss of a material benefit to, or in the creation of any material liability for, Merger Partner.

(l) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Intellectual Property” shall mean the following subsisting throughout the world: (i) Patent Rights; (ii) Trademarks and all goodwill in the Trademarks; (iii) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors; (iv) mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the Laws of any jurisdiction; (v) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, scientific and technical information, data and technology, including medical, clinical, toxicological and other scientific data, manufacturing and product processes, algorithms, techniques and analytical methodology, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (vi) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the Laws of all jurisdictions).

(ii) “Intellectual Property Registrations” shall mean applications and registrations for Patent Rights, Trademarks, copyrights and designs, and mask works.

(iii) “Law” shall mean each applicable transnational, domestic or foreign federal, state or local law (statutory, common or otherwise) law, order, judgment, rule, code, statute, regulation, requirement, variance, decree, writ, injunction, award, ruling, Permit or ordinance of any Governmental Entity, including any applicable stock exchange rule or requirement.

(iv) “Merger Partner Intellectual Property” shall mean the Merger Partner Owned Intellectual Property and the Merger Partner Licensed Intellectual Property.

(v) “Merger Partner Licensed Intellectual Property” shall mean all Intellectual Property that is licensed to Merger Partner or any of its Subsidiaries by any individual or entity other than Merger Partner or any of its Subsidiaries.

(vi) “Merger Partner Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by Merger Partner or any of its Subsidiaries, in whole or in part.

(vii) “Merger Partner Registrations” shall mean Intellectual Property Registrations that are registered or filed in the name of Merger Partner, alone or jointly with others.

(viii) “Patent Rights” shall mean all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

(ix) “Trademarks” shall mean all registered trademarks and service marks, logos, Internet domain names, social media accounts and identifiers, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

(x) “Worker” means any individual who is an officer, director, employee (regular, temporary, part-time or otherwise), consultant or independent contractor of Merger Partner or any of its Subsidiaries or Public Company or any of its Subsidiaries, as applicable.

3.11 Contracts.

(a) As of the date of this Agreement, there are no Contracts that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to Merger Partner (assuming Merger Partner was subject to the requirements of the Exchange Act), other than those Contracts identified in Section 3.11(a) of the Merger Partner Disclosure Schedule.

(b) Neither Merger Partner nor any of its Subsidiaries has entered into any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K (assuming Merger Partner was subject to the requirements of the Exchange Act), other than as disclosed in Section 3.11(b) of the Merger Partner Disclosure Schedule.

(c) Neither Merger Partner nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive a license or any other right to Merger Partner Intellectual Property as a result of the transactions contemplated by this Agreement.

(d) Section 3.11(d) of the Merger Partner Disclosure Schedule lists the following Contracts of Merger Partner in effect as of the date of this Agreement:

(i) any Contract (or group of related Contracts) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than 180 days from the date of this Agreement, (B) which involves an aggregate of more than $50,000 or (C) in which Merger Partner or any of its Subsidiaries has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a particular party;

(ii) any Contract under which the consequences of a default or termination would reasonably be likely to have a Merger Partner Material Adverse Effect;

(iii) any Contract that could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of Merger Partner or any of its Subsidiaries or Public Company or any of its Subsidiaries as currently conducted;

(iv) any Contract under which Merger Partner or any of its Subsidiaries is restricted from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business;

(v) any dealer, distribution, joint marketing, joint venture, joint development, partnership, strategic alliance, collaboration, development agreement or outsourcing arrangement;

(vi) any Contract for the conduct of research studies, pre-clinical or clinical studies, manufacturing, distribution, supply, marketing or co-promotion of any products in development by or which has been or which is being marketed, distributed, supported, sold or licensed out, in each case by or on behalf of Merger Partner or any of its Subsidiaries; and

(vii) any Contract that would entitle any third party to receive a license or any other right to Intellectual Property of Public Company or any of Public Company’s Affiliates following the Closing.

(e) Merger Partner has made available to Public Company a complete and accurate copy of each Contract listed in Sections 3.10(a), 3.10(h), 3.10(i), 3.11(a), 3.11(b) and 3.11(d) of the Merger Partner Disclosure Schedule. With respect to each Contract so listed: (i) the Contract is legal, valid, binding and enforceable and in full force and effect against Merger Partner and/or its Subsidiaries party thereto, as applicable, and, to the knowledge of Merger Partner, against each other party thereto, as applicable, subject to the Bankruptcy and Equity Exception; (ii) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect against Merger Partner and/or its Subsidiaries party thereto, as applicable, and, to the knowledge of Merger Partner, against each other party thereto, immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing (other than any such Contracts that expire or terminate before such time in accordance with their terms and not as a result of a breach or default by Merger Partner or its Subsidiaries), in each such case subject to the Bankruptcy and Equity Exception and except to the extent the failure to be in full force and effect, individually or in the aggregate, would not reasonably be likely to have a Merger Partner Material Adverse Effect; and (iii) none of Merger Partner, its Subsidiaries nor, to the knowledge of Merger Partner, any other party, is in breach or violation of, or default under, any such Contract, and no event has occurred, is pending or, to the knowledge of Merger Partner, is threatened, which, with or without notice or lapse of time, or both, would constitute a breach or default by Merger Partner, its Subsidiaries or, to the knowledge of Merger Partner, any other party under such Contract, except for such breaches, violations or defaults that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Merger Partner Material Adverse Effect.

(f) For purposes of this Agreement, the term “Contract” shall mean, with respect to any person, any written, oral or other agreement, contract, subcontract, lease (whether for real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature to which such person is a party or by which such person or any of its assets are bound under applicable law.

3.12 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator that is pending or, to the knowledge of Merger Partner, threatened or reasonably anticipated against Merger Partner or any of its Subsidiaries that (a) seeks either damages in excess of $100,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement, except for such actions, suits, proceedings, claims, arbitrations or investigations first arising after the date of this Agreement that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Merger Partner Material Adverse Effect. There are no material judgments, orders or decrees outstanding against Merger Partner or any of its Subsidiaries.

3.13 Environmental Matters.

(a) Except for such matters that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Merger Partner Material Adverse Effect:

(i) Merger Partner and its Subsidiaries have complied with all applicable Environmental Laws;

(ii) to the knowledge of Merger Partner, the properties currently owned, leased or operated by Merger Partner and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances;

(iii) to the knowledge of Merger Partner, the properties formerly owned, leased or operated by Merger Partner or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership, use or operation by Merger Partner or any of its Subsidiaries;

(iv) neither Merger Partner nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party; and

(v) neither Merger Partner nor any of its Subsidiaries have released any Hazardous Substance into the environment.

(b) As of the date of this Agreement, neither Merger Partner nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Merger Partner or any of its Subsidiaries may be in violation of, liable under or have obligations under, any Environmental Law.

(c) Neither Merger Partner nor any of its Subsidiaries is subject to any written orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other written agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(d) For purposes of this Agreement, the term “Environmental Law” means any law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement of any jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human health and safety or natural resources, (ii) the handling, use, storage, treatment, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(e) For purposes of this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified, regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance that is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

3.14 Employee Benefit Plans.

(a) Section 3.14(a) of the Merger Partner Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by Merger Partner or any of its Subsidiaries or any of their respective ERISA Affiliates for the benefit of any current or former employee or other service provider of Merger Partner or any of its Subsidiaries (collectively, the “Merger Partner Employee Plans”).

(b) Each Merger Partner Employee Plan has been established, maintained and administered in all material respects in accordance with its terms, ERISA, the Code and all other applicable laws and the regulations thereunder and each of Merger Partner and its Subsidiaries and their respective ERISA Affiliates has performed all material obligations with respect to such Merger Partner Employee Plan and has made all required contributions thereto (or reserved such contributions on the Merger Partner Balance Sheet). Merger Partner and its Subsidiaries and each of their respective ERISA Affiliates and each Merger Partner Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Merger Partner Employee Plan required to have been submitted to the U.S. Internal Revenue Service (the “IRS”) or to the United States Department of Labor have been timely submitted. There is no audit, investigation or other proceeding (including any voluntary correction application) pending against or involving any Merger Partner Employee Plan. There have been no events with respect to any Merger Partner Employee Plan that could reasonably be expected to result in payment or assessment by or against Merger Partner or any of its Subsidiaries of any Taxes, including (but without limitation) any excise Taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E, 4980H or 5000 of the Code. With respect to Merger Partner Employee Plans, no event has occurred, and to the knowledge of Merger Partner, there exists no condition or set of circumstances (other than routine claims for benefits) in connection with which Merger Partner or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Merger Partner Material Adverse Effect under ERISA, the Code or any other applicable law.

(c) With respect to Merger Partner Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Financial Statements of Merger Partner, which obligations are reasonably likely, individually or in the aggregate, to have a Merger Partner Material Adverse Effect. The assets of each Merger Partner Employee Plan that is funded are reported at their fair market value on the books and records of such Merger Partner Employee Plan.

(d) All Merger Partner Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Merger Partner Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Merger Partner Employee Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

(e) Neither Merger Partner nor any of its Subsidiaries nor any of their respective ERISA Affiliates has (i) ever maintained an Employee Benefit Plan that was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Merger Partner Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Merger Partner Employee Plan holds securities issued by Merger Partner or any of its Subsidiaries or any of their respective ERISA Affiliates. No Merger Partner Employee Plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(f) There are no loans or extensions of credit by Merger Partner, any of its Subsidiaries or any of their respective ERISA Affiliate to any employee or any other service provider to Merger Partner or any of its Subsidiaries.

(g) Merger Partner and its Subsidiaries are in compliance with all applicable provisions of the Affordable Care Act, including reporting requirements and all requirements relating to eligibility waiting periods and the offer of or provision of minimum essential coverage that is compliant with Section 36B(c)(2)(C) of the Code and the regulations issued thereunder to full-time employees as defined in Section 4980H(b)(4) of the Code and the regulations issued thereunder. No material excise tax or penalty under the Affordable Care Act, including Section 4980H of the Code, is outstanding, has accrued, or has arisen and there has been no change in health plan terms or coverage that would reasonably be expected to attract an excise tax under Section 4980H of the Code for the current year. None of Merger Partner nor its Subsidiaries has received any written notification from any Governmental Entity concerning potential liability under the Affordable Care Act.

(h) Each Merger Partner Employee Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) complies in form and operation with Section 409A of the Code and all IRS regulations and other guidance promulgated thereunder. No event has occurred that would be treated by Section 409A(b) of the Code as a transfer of property for purposes of Section 83 of the Code. No stock option or equity unit option granted under any Merger Partner Employee Plan has an exercise price that has been or may be less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option. No nonqualified deferred compensation plan has been administered in a manner that would cause an excise tax to apply to payments to plan participants.

(i) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, fringe benefits, perquisites, change in control benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, written or otherwise.

(ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii) “ERISA Affiliate” means any entity (whether or not incorporated) that is, or at any applicable time was, treated as a “single employer” with Merger Partner or Public Company, as applicable, or with any of such person’s Subsidiaries within the meaning of Section 414 of the Code or Section 4001 of ERISA.

3.15 Compliance with Laws. Merger Partner and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and, as of the date of this Agreement, has not received any written notice alleging any material violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

3.16 Permits and Regulatory Matters.

(a) Merger Partner and each of its Subsidiaries have submitted all applications and obtained all permits, licenses, registrations, authorizations, certificates, orders, approvals, franchises, variances and other similar rights issued by or obtained from any Governmental Entities (collectively, “Permits”) that are material to the conduct of its business as currently conducted, including all such Permits required by the U.S. Food and Drug Administration (the “FDA”), and any other federal, state or foreign agencies or bodies (together with the FDA, the “Regulating Authority”) engaged in the regulation of pharmaceuticals or biohazardous materials.

(b) All Permits that are necessary for the conduct of the business of Merger Partner and each of its Subsidiaries as currently conducted (“Merger Partner Authorizations”) are in full force and effect, and to the knowledge of Merger Partner, Merger Partner has not received notice of any violations or notices of failure to comply in respect of any such Merger Partner Authorization. No such Merger Partner Authorization shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement. Merger Partner and each of its Subsidiaries is in compliance in all material respects under any of such Merger Partner Authorizations. All applications, reports, notices and other documents required to be filed by Merger Partner and its Subsidiaries with all Governmental Entities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date of this Agreement. None of Merger Partner, any Subsidiary of Merger Partner, and to Merger Partner’s knowledge, any officer, employee or agent of Merger Partner or any of its Subsidiaries has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other Governmental Entity, or (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any Governmental Entity.

(c) Merger Partner and each of its Subsidiaries: (i) is and at all times has been in material compliance, to the extent applicable, with all statutes, rules, regulations (including all requirements relating to Good Manufacturing Practices, Good Clinical Practices and Good Laboratory Practices), and with all orders and administered or issued by the FDA or any other Governmental Entity exercising comparable authority, applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product tested, developed, promoted, marketed, manufactured or distributed by Merger Partner and each of its Subsidiaries; (ii) has not received any notice or correspondence from any Governmental Entity alleging or asserting any material noncompliance with any Merger Partner Authorizations; and (iii) has not received notice that any Governmental Entity has taken or is intending to take action to limit, suspend, modify or revoke any Merger Partner Authorizations and, to the knowledge of Merger Partner, there is no action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that such Governmental Entity is considering such action. Neither Merger Partner nor any of its Subsidiaries nor any of their respective officers, employees or agents have made an untrue statement of a material fact or fraudulent statement to any Governmental Entity relating to the Merger Party Authorizations or failed to disclose a material fact required to be disclosed to any Governmental Entity relating to the Merger Partner Authorizations.

(d) To Merger Partner’s knowledge, all preclinical studies and clinical trials sponsored by Merger Partner are being conducted in compliance in all material respects with applicable laws, including, as applicable, Good Clinical Practices and Good Laboratory Practices requirements and privacy laws. Merger Partner has not received any written notices from any Governmental Entity, institutional review board, independent ethics committee, data and safety monitoring board, or other oversight body with respect to any clinical trials or pre-clinical studies requiring the termination, suspension or material modification of such studies or trials and, to Merger Partner’s knowledge, there are no facts that would reasonably give rise to such an action.

(e) There are no seizures, recalls, market withdrawals, field notifications or corrective actions, notifications of misbranding or adulteration, destruction orders, safety alerts or similar actions relating to the safety or efficacy of any products marketed or sold by Merger Partner or any of its Subsidiaries being conducted, requested in writing or, to the knowledge of Merger Partner, threatened by the FDA or any other Governmental Entity. Merger Partner has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued any recall, market withdrawal, safety alert or other similar notice or action relating to the alleged lack of safety or efficacy of any products marketed or sold by Merger Partner or any of its Subsidiaries.

(f) The preclinical studies and clinical trials, if any, conducted by or on behalf of Merger Partner or any of its Subsidiaries are being conducted or have been conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by Merger Partner or its Subsidiaries and all applicable laws and regulations. The descriptions of, protocols for, and data and other results of, any such studies, tests and/or trials that have been furnished or made available to Public Company are accurate and complete in all material respects. Merger Partner is not aware of any studies, or trials the results of which reasonably call into question the results of the studies and trials conducted by or on behalf of Merger Partner or any of its Subsidiaries, and neither Merger Partner nor any of its Subsidiaries has received any written notices or other correspondence from the FDA or any other Governmental Entity exercising comparable authority or any institutional review board or comparable authority requiring the termination, clinical hold or partial clinical hold, suspension or material modification of any preclinical studies or clinical trials conducted by or on behalf of Merger Partner or any of its Subsidiaries.

3.17 Employees.

(a) All current and past key employees of Merger Partner or any of its Subsidiaries have entered into confidentiality and assignment of inventions agreements with Merger Partner or such Subsidiary, a copy or form of which has previously been made available to Public Company. To the knowledge of Merger Partner, as of the date of this Agreement, no employee of Merger Partner or any Subsidiary of Merger Partner is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Merger Partner or any of its Subsidiaries because of the nature of the business currently conducted by Merger Partner or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. To the knowledge of Merger Partner, as of the date of this Agreement, no key employee or group of key employees has any plans to terminate employment with Merger Partner or its Subsidiaries.

(b) Neither Merger Partner nor any of its Subsidiaries is or has been a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither Merger Partner nor any of its Subsidiaries is or has been the subject of any proceeding asserting that Merger Partner or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there or has there been pending or, to the knowledge of Merger Partner, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Merger Partner or any of its Subsidiaries.

(c) To the knowledge of Merger Partner, Merger Partner and its Subsidiaries are and have been in material compliance with all applicable Laws related to employment (including verification of employment eligibility), employment practices, terms and conditions of employment and wages and hours (including, without limitation, classification of employees) with respect to any employee (as defined by, or determined in accordance with, applicable Laws). To the knowledge of Merger Partner, all employees of Merger Partner and its Subsidiaries are citizens or lawful permanent residents of the United States.

(d) Neither Merger Partner nor any of its Subsidiaries has received written notice of any charge or complaint pending before the Equal Employment Opportunity Commission or other Governmental Entity alleging unlawful discrimination, harassment, retaliation or any other violation of or non-compliance with applicable Law relating to the employment, treatment, or termination of any employees of Merger Partner or any of its Subsidiaries, nor, to the knowledge of Merger Partner, has any such charge been threatened. No current or former employee of Merger Partner or any of its Subsidiaries has, pursuant to internal complaint procedures, made a written complaint of discrimination, retaliation or harassment, nor to Merger Partner’s knowledge, has an oral complaint of any of the foregoing been made.

(e) Neither Merger Partner nor any of its Subsidiaries has caused a plant closing as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) affecting any site of employment or one or more operating units within any site of employment, or a mass layoff as defined in the WARN Act, nor have any of the foregoing been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar foreign, state or local Law.

3.18 Insurance. Merger Partner and its Subsidiaries maintain insurance policies (the “Merger Partner Insurance Policies”), including insurance covering directors and officers for securities law and other customary liabilities, with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Merger Partner Insurance Policy is in full force and effect. None of the Merger Partner Insurance Policies shall terminate or lapse (or be affected in any other adverse manner) by reason of any of the transactions contemplated by this Agreement. Merger Partner and each of its Subsidiaries have complied in all material respects with the provisions of each Merger Partner Insurance Policy under which it is the insured party. No insurer under any Merger Partner Insurance Policy has cancelled or generally disclaimed liability under any such policy or indicated to Merger Partner any written intent to do so or not to renew any such policy. All claims under the Merger Partner Insurance Policies have been filed in a timely fashion.

3.19 Brokers; Fees and Expenses. Except as set forth in Section 3.19 of the Merger Partner Disclosure Schedules, no agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of Merger Partner or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement. Merger Partner is not a party to any agreements with any agent, broker, investment banker, financial advisor or other similar firm or person that have not been made available to Public Company and which grant to such person rights after the Closing.

3.20 Certain Business Relationships with Affiliates. No Affiliate of Merger Partner or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of Merger Partner or any of its Subsidiaries, (b) to the knowledge of Merger Partner, has any claim or cause of action against Merger Partner or any of its Subsidiaries or (c) owes any money to, or is owed any money by, Merger Partner or any of its Subsidiaries. Section 3.20 of the Merger Partner Disclosure Schedule describes any material Contracts between Merger Partner and any Affiliate thereof which were entered into or have been in effect at any time since January 1, 2016, other than (i) any employment Contracts, invention assignment agreements and other Contracts entered into in the Ordinary Course of Business relating to employment, or (ii) Contracts relating to stock purchases and awards, stock options and other equity arrangements, in each case relating to compensation.

3.21 Controls and Procedures, Certifications and Other Matters.

(a) Merger Partner and each of its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal control over financial reporting that provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Merger Partner and to maintain accountability for Merger Partner’s consolidated assets, (iii) access to assets of Merger Partner and its Subsidiaries is permitted only in accordance with management’s authorization, (iv) the reporting of assets of Merger Partner and its Subsidiaries is compared with existing assets at regular intervals and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(b) Merger Partner maintains adequate disclosure controls and procedures designed to ensure that material information relating to Merger Partner is made known to the President and the Chief Financial Officer of Merger Partner.

(c) Neither Merger Partner nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of Merger Partner. Section 3.21(c) of the Merger Partner Disclosure Schedule identifies any loan or extension of credit maintained by Merger Partner to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

3.22 Books and Records. The minute books and other similar records of Merger Partner and each of its Subsidiaries contain complete and accurate records of all actions taken at any meetings of Merger Partner’s or such Subsidiary’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of Merger Partner and each of its Subsidiaries accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Merger Partner or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

3.23 Intentionally Omitted.

3.24 Subsidies. All governmental, state or regional subsidies granted to Merger Partner and its Subsidiaries were used in accordance with applicable provisions of any statute, law or regulation or any other public orders or conditions imposed or related to them in conjunction with their granting and, in particular, all conditions imposed by the respective Governmental Entities have been fulfilled and observed. Neither Merger Partner nor any of its Subsidiaries is under any further obligation to perform any services with regard to such subsidies and no such subsidies have to be repaid by Merger Partner or any of its Subsidiaries as a result of the negotiation, execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby or any other reason.

3.25 Data Protection. Merger Partner and its Subsidiaries have fully complied at all material times and currently fully comply with any data protection and privacy legislation applicable to their businesses including (i) the requirements relating to notification and/or registration of processing of personal data with any applicable national data protection regulator, (ii) all subject information requests from data subjects, (iii) where necessary, the obtaining of consent to data processing and/or direct marketing activity, and (iv) where necessary, the obtaining of any approval, consultation and/or agreement of any applicable works councils or such similar worker representation bodies. Neither Merger Partner nor any of its Subsidiaries has received any notice or complaint from any individual, third party and/or regulatory authority alleging non-compliance with any applicable data protection and privacy legislation (including any prohibition or restriction on the transfer of data to any jurisdiction) or claiming compensation for or an injunction in respect of non-compliance with any applicable data protection and privacy legislation.

3.26 No Other Representations or Warranties. Merger Partner hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, none of Public Company, Merger Sub nor any other person on behalf of Public Company or Merger Sub makes any express or implied representation or warranty with respect to Public Company, Merger Sub or with respect to any other information provided to Merger Partner or any of its Affiliates in connection with the transactions contemplated hereby, and (subject to the express representations and warranties of Public Company and Merger Sub set forth in ARTICLE IV (in each case as qualified and limited by the Public Company Disclosure Schedule)) none of Merger Partner or any of its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other person, has relied on any such information (including the accuracy or completeness thereof).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY
AND THE MERGER SUB

Public Company and Merger Sub represent and warrant to Merger Partner that the statements contained in this ARTICLE IV are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by Public Company and Merger Sub to Merger Partner on the date of this Agreement (the “Public Company Disclosure Schedule”). For purposes hereof, the phrase “to the knowledge of Public Company” and similar expressions mean the actual knowledge of the persons identified on Section K of the Public Company Disclosure Schedule for this purpose, and such knowledge as such persons would reasonably be expected to have obtained in the course of their performance of their positions at Public Company (after due inquiry).

4.1 Organization, Standing and Power. Each of Public Company and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed on Section 4.1 of the Public Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the respective properties each owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Public Company Material Adverse Effect. For purposes of this Agreement, the term “Public Company Material Adverse Effect” means any material adverse change, effect, event, circumstance or development that is materially adverse to or has a material adverse effect on (i) the business, assets, liabilities, capitalization, financial condition, or results of operations of Public Company or Merger Sub and their Subsidiaries, taken as a whole, or (ii) the ability of Public Company or Merger Sub to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of their respective covenants or obligations under this Agreement; provided, however, that none of the following, to the extent arising after the date of this Agreement, either alone or in combination, shall be deemed to be a Public Company Material Adverse Effect, and none of the following shall be taken into account in determining whether there has been or will be a Public Company Material Adverse Effect: any change or event caused by or resulting from (A) changes in prevailing economic or market conditions in the United States or any other jurisdiction in which such entities have substantial business operations (except to the extent those changes have a disproportionate effect on Public Company or Merger Sub and their respective Subsidiaries relative to the other participants in the industry or industries in which Public Company, Merger Sub and their respective Subsidiaries operate), (B) changes or events affecting the industry or industries in which Public Company and its Subsidiaries operate generally (except to the extent those changes or events have a disproportionate effect on Public Company and its Subsidiaries relative to the other participants in the industry or industries in which Public Company, Merger Sub and their respective Subsidiaries operate), (C) changes in generally accepted accounting principles or requirements (except to the extent those changes have a disproportionate effect on Public Company, Merger Sub and their respective Subsidiaries relative to the other participants in the industry or industries in which Public Company and its Subsidiaries operate), (D) changes in laws, rules or regulations of general applicability or interpretations thereof by any Governmental Entity (including any law, directive, pronouncement or guideline issued by a Governmental Body, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, changes to business operations, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies (“COVID-19”), including the CARES Act (“COVID-19 Measures”)) (except to the extent those changes have a disproportionate effect on Public Company, Merger Sub and their respective Subsidiaries relative to the other participants in the industry or industries in which Public Company and its Subsidiaries operate), (E) changes in, or effects arising from or relating to, any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, epidemic, pandemic or disease outbreak (including COVID-19), weather condition, explosion or fire or other force majeure event or act of God (except to the extent those changes or events have a disproportionate effect on Public Company, Merger Sub and their respective Subsidiaries relative to the other participants in the industry or industries in which Public Company and its Subsidiaries operate), (F) a change in the public trading price of Public Company Common Stock or the implications thereof, (G) a change in the trading volume of Public Company Common Stock, (H) any failure by Public Company to meet any public estimates or expectations of Public Company’s revenue, earnings or other financial performance or results of operations for any period, or (I) any failure by Public Company to meet any guidance, budgets, plans or forecasts of its revenues, earnings, or other financial performance or results of operations (but not, in the case of Clauses (F) through (I), the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition), (J) any failure to receive consents or approvals in connection with the agreements listed on Section 4.4(b) of the Public Company Disclosure Schedule or (K) the transactions contemplated by this Agreement, including the Merger, or the announcement or pendency thereof. For the avoidance of doubt, the Parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Public Company Material Adverse Effect or Merger Partner Material Adverse Effect, in each case as defined in this Agreement. Public Company has made available to Merger Partner complete and accurate copies of its certificate of incorporation and bylaws and is not in material default under or in material violation of any provision of any such documents.

4.2 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Public Company consists of 2,000,000,000 shares of Public Company Common Stock and 5,000,000 shares of Public Company Preferred Stock. The rights and privileges of each class of Public Company’s capital stock are as set forth in Public Company’s certificate of incorporation, as amended. As of the close of business on the Business Day prior to the date of this Agreement, (i) 916,914,554 shares of Public Company Common Stock were issued or outstanding, (ii) no shares of Public Company Common Stock were held in the treasury of Public Company or by Subsidiaries of Public Company, and (iii) 963,964 shares of Public Company Preferred Stock were issued or outstanding.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock (“Merger Sub Common Stock”) and no shares of preferred stock, each no par value per share. The rights and privileges of each class of Merger Sub’s capital stock are as set forth in Merger Sub’s articles of incorporation. As of the close of business on the Business Day prior to the date of this Agreement, (i) no shares of Merger Sub Common Stock were issued or outstanding, (ii) no shares of Merger Sub Common Stock were held in the treasury of Public Company, Merger Sub, or any of their respective Subsidiaries, and (iii) no shares of Public Company Preferred Stock were issued or outstanding.

(c) Section 4.2(c) of the Public Company Disclosure Schedule sets forth a complete and accurate list of the number of shares of Public Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the close of business on the Business Day prior to the date of this Agreement, the plans under which such options were granted (collectively, “Public Company Stock Plans”) and the total number of outstanding options to purchase shares of Public Company Common Stock (such outstanding options, “Public Company Stock Options”) under the Public Company Stock Plans as of the close of business on the Business Day prior to the date of this Agreement, indicating, as of the date of this Agreement, with respect to each such Public Company Stock Option the name of the holder thereof, the Public Company Stock Plan under which it was granted, the number of shares of Public Company Common Stock subject to such Public Company Stock Option, the exercise price, the date of grant and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the transaction, and whether such Public Company Stock Option is intended to be an incentive stock option. As of the date of this Agreement, Public Company has reserved 19,500,000 shares of Public Company Common Stock for issuance to employees pursuant to Public Company’s 2010 Stock Plan and the Amended and Restated 2011 Stock Incentive Plan (the “Public Company Stock Plan”), of which 10,313,000 shares remain available for issuance thereunder as of the date hereof. Public Company has not granted, issued or authorized the grant or issuance of any Public Company Stock Options on the Business Day prior to the date of this Agreement or on the date of this Agreement. Public Company has made available to Merger Partner accurate and complete copies of all Public Company Stock Plans and the forms of all stock option agreements evidencing Public Company Stock Options.

(d) Section 4.2(d) of the Public Company Disclosure Schedule lists the number of shares of Public Company Common Stock reserved for future issuance pursuant to warrants or other outstanding rights (other than Public Company Stock Options) to purchase shares of Public Company Common Stock outstanding as of the close of business on the Business Day prior to the date of this Agreement (such outstanding warrants or other rights, the “Public Company Warrants”) and the agreement or other document under which such Public Company Warrants were granted, and the exercise price, the date of grant and the expiration date thereof. Public Company has made available to Merger Partner accurate and complete copies of the forms of agreements evidencing all Public Company Warrants.

(e) Except (i) as set forth in this Section 4.2 or in ARTICLE II, (ii) as reserved for future grants under Public Company Stock Plans, outstanding as of the close of business on the Business Day prior to the date of this Agreement, (iii) as may be issued, sold or otherwise allocated in connection with any Pre-Closing Private Placement Transactions, and (iv) for the rights to acquire shares pursuant to the Public Company Stock Plan, (A) there are no equity securities of any class of Public Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Public Company or any of its Subsidiaries is a party or by which Public Company or any of its Subsidiaries is bound obligating Public Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of Public Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Public Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Public Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Neither Public Company nor any of its Affiliates is a party to or is bound by any, and to the knowledge of Public Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Public Company. Except as contemplated by this Agreement or described in this Section 4.2(e) and in Section 4.2(c) of the Public Company Disclosure Schedule, there are no registration rights to which Public Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of Public Company. Stockholders of Public Company are not entitled to dissenters’ or appraisal rights under applicable state law in connection with the Merger.

(f) All outstanding shares of Public Company Common Stock and Merger Sub Common Stock are, and all shares of Public Company Common Stock subject to issuance as specified in Sections 4.2(c) and 4.2(d) or pursuant to ARTICLE II, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or otherwise issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Public Company’s certificate of incorporation or bylaws, each as amended, or any agreement to which Public Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of Public Company or Merger Sub or any of their Subsidiaries to repurchase, redeem or otherwise acquire any shares of Public Company or Merger Sub capital stock. All outstanding shares of Public Company Common Stock and of Merger Sub Common Stock have been offered, issued and/or sold, as the case may be, by Public Company or Merger Sub, as the case may be, in compliance with all applicable federal and state securities laws.

4.3 Subsidiaries.

(a) Section 4.3(a) of the Public Company Disclosure Schedule sets forth, for each Subsidiary of Public Company: (i) its name; (ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization.

(b) Each Subsidiary of Public Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Public Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of Public Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of non-U.S. Subsidiaries, all of which Public Company has the power to cause to be transferred for no or nominal consideration to Public Company or Public Company’s designee) are owned, of record and beneficially, by Public Company or another of its Subsidiaries free and clear of all Liens, claims, pledges, agreements or limitations in Public Company’s voting rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Public Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of Public Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of Public Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Public Company.

(c) Public Company has made available to Merger Partner complete and accurate copies of the charter, bylaws or other organizational documents, each as amended, of each Subsidiary of Public Company.

(d) Public Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of Public Company. There are no obligations, contingent or otherwise, of Public Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary of Public Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of Public Company or any other entity, other than guarantees of bank obligations of Subsidiaries of Public Company entered into in the Ordinary Course of Business.

4.4 Authority; No Conflict; Required Filings and Consents.

(a) Each of Public Company and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject only to the Public Company Stockholder Approval, and the adoption of this Agreement by Public Company in its capacity as the sole stockholder of Merger Sub, to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Public Company Board, at a meeting duly called and held, by the unanimous vote of all directors in attendance, determined that the Merger is fair to, and in the best interests of Public Company and its stockholders. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Public Company and Merger Sub have been duly authorized by all necessary corporate action on the part of each of Public Company and Merger Sub, subject only to the required receipt of the Public Company Stockholder Approval and the adoption of this Agreement by Public Company in its capacity as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by each of Public Company and Merger Sub and, assuming the due execution and delivery by Merger Partner, constitutes the valid and binding obligation of each of Public Company and Merger Sub, enforceable against Public Company and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by each of Public Company and Merger Sub do not, and the consummation by Public Company and Merger Sub of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of Public Company or Merger Sub or of the charter, bylaws or other organizational document of any other Subsidiary of Public Company, each as amended, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on Public Company’s or any of its Subsidiaries’ assets under any of the terms, conditions or provisions of any Contract required to be disclosed in Section 4.11(d) of the Public Company Disclosure Schedule, or (iii) subject to obtaining the Public Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (vii) of Section 4.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Public Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.4(b), for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate have not had, and are not reasonably likely to result in, the loss of a material benefit to, or in the creation of a material liability for, Public Company or would not reasonably be expected to result in a Public Company Material Adverse Effect. Section 4.4(b) of the Public Company Disclosure Schedule lists all consents, waivers and approvals under any of Public Company’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated by this Agreement, which, if individually or in the aggregate were not obtained, would result in a loss of a material benefit to, or the creation of any material liability for, Public Company, Merger Partner or the Surviving Corporation as a result of the Merger.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Public Company Common Stock are listed for trading is required by or with respect to Public Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Public Company or Merger Sub of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) the filing of such reports, schedules or materials under Section 13 of or Rule 4a-12 under the Exchange Act and materials under Rule 165 and Rule 425 under the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, orders, filings, approvals and registrations that, individually or in the aggregate, if not obtained or made, would not result in a loss of a material benefit to, or the creation of any material liability for, Public Company or Merger Partner as a result of the Merger.

4.5 SEC Filings; Financial Statements; Information Provided.

(a) Public Company has filed all registration statements, forms, reports, certifications and other documents required to be filed by Public Company and/or in connection with Merger Sub with the SEC since January 1, 2017. All such registration statements, forms, reports and other documents, as amended prior to the date hereof, and those that Public Company may file after the date hereof until the Closing, are referred to herein as the “Public Company SEC Reports.” All of the Public Company SEC Reports (A) were or will be filed on a timely basis, (B) at the time filed (or if amended prior to the date hereof, when so amended), complied, or will comply when filed, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Public Company SEC Reports and (C) did not or will not at the time they were filed (or if amended prior to the date hereof, when so amended) or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Public Company SEC Reports or necessary in order to make the statements in such Public Company SEC Reports, in the light of the circumstances under which they were made, not misleading, in any material respect.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Public Company SEC Reports at the time filed (or if amended prior to the date hereof, when so amended) (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of Public Company and its Subsidiaries as of the dates indicated and the consolidated assets, liabilities, business, financial condition, results of its operations and cash flows for the periods indicated, consistent with the books and records of Public Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The consolidated balance sheet of Public Company as of June 30, 2019 is referred to herein as the “Public Company Balance Sheet.”

(c) M&K CPAs PLLC, Public Company’s current auditors, is and has been at all times since its engagement by Public Company (i) “independent” with respect to Public Company within the meaning of Regulation S-X and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.

(d) Public Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Public Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Public Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Public Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2017, Public Company’s principal executive officer and its principal financial officer have disclosed to Public Company’s auditors and the audit committee of the Public Company Board all known (i) significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adverse and materially affect the Company’s ability to record, process, summarize and report financial information, (ii) material weaknesses in the design and operation of internal controls over financial reporting, and (iii) any fraud, whether or not material, that involves the management or other employees who have a significant role in the Public Company’s internal controls over financial reporting. Each of the Public Company and its Subsidiaries have materially complied with or substantially addressed such deficiencies, material weaknesses and/or fraud.

(e) Public Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by Public Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither Public Company nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(f) As of the date of this Agreement, the Public Company has timely responded to all comment letters of the staff of the SEC relating to the Public Company SEC Reports, and the SEC has not advised the Public Company that any final responses are inadequate, insufficient or otherwise non-responsive. The Public Company has made available to the Merger Partner true, correct and complete copies of all comment letters, written inquiries and enforcement correspondence between the SEC, on the one hand, and the Public Company and any of its Subsidiaries, on the other hand, occurring since January 1, 2017 and will, reasonably promptly following the receipt thereof, make available to the Company any such correspondence sent or received after the date hereof. To the knowledge of the Public Company, as of the date of this Agreement, none of the Public Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.

(g) Each of the principal executive officer of the Public Company and the principal financial officer of the Public Company (or each former principal executive officer of the Public Company and each former principal financial officer of the Public Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Public Company SEC Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of this Section 4.5(i), “principal executive officer” and “principal financial officer” has the meanings given to such terms in the Sarbanes-Oxley Act.

(h) Neither the Public Company nor any of its Subsidiaries nor, to the knowledge of the Public Company, any director, officer, employee, or internal or external auditor of the Public Company or any of its Subsidiaries has received or otherwise had or obtained actual knowledge of any substantive material complaint, allegation, assertion or claim, whether written or oral, that the Public Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

4.6 No Undisclosed Liabilities. Public Company does not have any liability that is required to be set forth on a balance sheet of Public Company prepared in accordance with GAAP, which are, individually or in the aggregate, material to the business, results in operations or the financial condition of Public Company except for (a) liabilities shown on the Public Company Balance Sheet, (b) liabilities that have arisen or have been incurred since the date of the Public Company Balance Sheet in the Ordinary Course of Business and (c) liabilities for transaction expenses incurred in connection with the transactions contemplated by this Agreement and alternatives to such transactions. Section 4.6(a) of the Public Company Disclosure Schedules lists all indebtedness and liabilities of Public Company and Merger Sub and their subsidiaries and sets forth all indebtedness and liabilities held solely at Public Company or exclusively an obligation of Public Company and/or Merger Sub (exclusive of such indebtedness or obligations held solely by any subsidiary for which neither Public Company nor Merger Sub has any obligations).

4.7 Absence of Certain Changes or Events. During the period beginning on the date of the Public Company Balance Sheet and ending on the date hereof, Public Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Public Company Material Adverse Effect or (ii) except for the execution and delivery of this Agreement, any other action or event that would have required the consent of Merger Partner pursuant to Section 5.3 (other than clause (A) of paragraph (j) or paragraphs (k) or (l) thereof) had such action or event occurred after the date of this Agreement.

4.8 Taxes.

(a) Each of Public Company and its Subsidiaries has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were true, correct and complete in all respects. Each of Public Company and its Subsidiaries has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable. The unpaid Taxes of Public Company and each of its Subsidiaries for Tax periods through the date of the Public Company Balance Sheet do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Public Company Balance Sheet, and all unpaid Taxes of Public Company and each of its Subsidiaries for all Tax periods commencing after the date of the Public Company Balance Sheet arose in the Ordinary Course of Business. Neither Public Company nor any of its Subsidiaries is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is Public Company. With the exception of customary commercial leases or contracts that are not primarily related to Taxes entered into in the Ordinary Course of Business and liabilities thereunder, neither Public Company nor any of its Subsidiaries (i) has any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than Public Company or any of its Subsidiaries, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All Taxes that Public Company or any of its Subsidiaries was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and each of Public Company and its Subsidiaries has complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

(b) Public Company has delivered or made available to Merger Partner (i) complete and correct copies of all Tax Returns of Public Company and any of its Subsidiaries relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of Public Company or any of its Subsidiaries relating to Taxes for all taxable periods for which the statute of limitations has not yet expired, and (iii) complete and correct copies of all agreements, rulings, settlements or other Tax documents with or from any Governmental Entity relating to Tax incentives of Public Company or any of its Subsidiaries. No examination or audit of any Tax Return of Public Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of Public Company, threatened or contemplated. No deficiencies for Taxes of Public Company or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Entity in writing. Neither Public Company nor any of its Subsidiaries has been informed in writing by any jurisdiction in which Public Company or any of its Subsidiaries does not file a Tax Return that the jurisdiction believes that Public Company or any of its Subsidiaries was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. Neither Public Company nor any of its Subsidiaries has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, other than routine extensions available as a matter of right which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.

(c) Neither Public Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

(d) Neither Public Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(e) Neither Public Company nor any of its Subsidiaries has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of Public Company or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(f) There are no Liens with respect to Taxes upon any of the assets or properties of Public Company or any of its Subsidiaries, other than with respect to Taxes not yet due and payable.

(g) Neither Public Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws), (ii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law), (iii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iv) installment sale or other open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date, or (vi) any election made pursuant to Section 108(i) of the Code on or prior to the Closing Date.

(h) Neither Public Company nor any of its Subsidiaries has participated in any “reportable transaction” as defined in section 1.6011-4(b) of the Treasury Regulations or a “listed transaction” as set forth in section 301.6111-2(b)(2) of the Treasury Regulations or any analogous provision of state or local law.

(i) Neither Public Company nor any of its Subsidiaries (i) is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income Tax purposes or (ii) has made an entity classification (“check-the-box”) election under Section 7701 of the Code.

(j) Neither Public Company nor any of its Subsidiaries (i) is a stockholder of a “specified foreign corporation” (other than the Subsidiaries of Public Company) as defined in Section 965(e) of the Code (or any similar provision of state, local or foreign Law), or (ii) is a stockholder in a “passive foreign investment company” as defined in Section 1297 of the Code. None of Public Company’s Subsidiaries that are or have at any time been controlled foreign corporations (within the meaning of Section 957(c) of the Code) (i) has derived (or been treated for U.S. federal income Tax purposes as deriving) any item of subpart F income (within the meaning of Section 952(a) of the Code, as determined after the application of Section 952(c) of the Code) in any year, or (ii) has made any investment in United States property (within the meaning of Section 956(c) of the Code) at any time. None of Public Company’s Subsidiaries was a deferred foreign income corporation as defined in Section 965(d)(1) of the Code with respect to Public Company or any of its Subsidiaries.

(k) Neither Public Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or other place of business in that country.

(l) All related party transactions involving Public Company or any of its Subsidiaries have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax law. Each of Public Company and its Subsidiaries has maintained documentation (including any applicable transfer pricing studies) in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax law.

(m) Neither Public Company nor any of its Affiliates has taken or agreed to take any action, has omitted to take any action, or has any knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, that would reasonably be expected to prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

(n) Neither Public Company nor Merger Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

4.9 Owned and Leased Real Properties.

(a) Neither Public Company nor any of its Subsidiaries owns or has ever owned any real property.

(b) Section 4.9(b) of the Public Company Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by Public Company or any of its Subsidiaries as of the date of this Agreement (collectively, the “Public Company Leases”) and the location of the premises of such real property. Neither Public Company nor any of its Subsidiaries nor, to the knowledge of Public Company, any other party is in breach or default and no event has occurred, is pending or, to the knowledge of Public Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute any such breach or default under any of under any of the Public Company Leases, except where the existence of such defaults, individually or in the aggregate, has not had, and is not reasonably likely to result in, the loss of a material right or in a material liability of Public Company or any of its Subsidiaries. Neither Public Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than Public Company and its Subsidiaries. Public Company has made available to Merger Partner complete and accurate copies of all Public Company Leases.

4.10 Intellectual Property.

(a) Section 4.10(a) of the Public Company Disclosure Schedule lists all Public Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, and names of all current applicant(s) and registered owners(s), as applicable. All assignments of Public Company Registrations to Public Company have been properly executed and recorded, or are in process, and all issuance, renewal, maintenance and other payments that have become due with respect thereto have been timely paid by or on behalf of Public Company. To the knowledge of Public Company, all Public Company Registrations are valid and enforceable.

(b) There are no inventorship challenges, inter partes proceedings, opposition or nullity proceedings or interferences declared, commenced or provoked, or, to the knowledge of Public Company, threatened, with respect to any Patent Rights included in the Public Company Registrations. To the knowledge of Public Company, Public Company has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of Public Company and has made no material misrepresentation in such applications. Public Company has no knowledge of any information that would preclude Public Company from having clear title to the Public Company Registrations.

(c) Public Company is the sole and exclusive owner of all Public Company Owned Intellectual Property, free and clear of any Liens, other than any joint owners of the Public Company Owned Intellectual Property are listed in Section 4.10(c) of the Public Company Disclosure Schedule.

(d) To Public Company’s knowledge, the Public Company Intellectual Property constitutes all Intellectual Property necessary to conduct Public Company’s business in the manner currently conducted and currently proposed by Public Company to be conducted in the future.

(e) Public Company has taken reasonable measures to protect the proprietary nature of each item of Public Company Owned Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof. To Public Company’s knowledge, there has been no unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of Public Company.

(f) To the knowledge of Public Company, the operations of Public Company and its Subsidiaries as currently conducted do not and have not in the past five years infringe(d) or misappropriate(d) the Intellectual Property rights of any individual or entity, or constitute(d) unfair competition or trade practices under the Laws of the jurisdiction in which such operations are conducted. To Public Company’s knowledge, no individual or entity has infringed, misappropriated or otherwise violated the Public Company Owned Intellectual Property or any rights under the Public Company Licensed Intellectual Property that are exclusively licensed to Public Company or any of its Subsidiaries, and neither Public Company nor any of its Subsidiaries has filed or threatened in writing any claims alleging that a third party or Worker has infringed, misappropriated or otherwise violated any Public Company Intellectual Property. No individual or entity has filed and served upon Public Company or any of its Subsidiaries or, to Public Company’s knowledge, threatened or otherwise filed any action or proceeding alleging that Public Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any individual’s or entity’s Intellectual Property rights nor has Public Company or any of its Subsidiaries received any written notification that a license under any other individual’s or entity’s Intellectual Property is or may be required.

(g) To the knowledge of Public Company, no individual or entity (including any current or former Worker of Public Company) is infringing, violating, misappropriating, using in an unauthorized manner or disclosing in an unauthorized manner any of the Public Company Owned Intellectual Property or any Public Company Licensed Intellectual Property. Public Company has made available copies of all correspondence, analyses, legal opinions, complaints, claims, notices or threats prepared or received by Public Company concerning the infringement, violation or misappropriation of any Public Company Intellectual Property.

(h) Section 4.10(h) of the Public Company Disclosure Schedule identifies each license, covenant or other agreement pursuant to which Public Company has assigned, transferred, licensed, distributed or otherwise granted any right or access to any individual or entity, or covenanted not to assert any right, with respect to any past, existing or future Public Company Intellectual Property.

(i) Section 4.10(i) of the Public Company Disclosure Schedule identifies (i) each license or agreement pursuant to which Public Company has obtained rights to any Public Company Licensed Intellectual Property (excluding generally available, off the shelf software programs that are licensed by Public Company pursuant to “shrink wrap” licenses, the total fees associated with which are less than $10,000) and (ii) each agreement, contract, assignment or other instrument pursuant to which Public Company has obtained any joint or sole ownership interest in or to each item of Public Company Owned Intellectual Property.

(j) To Public Company’s knowledge, no Worker of Public Company or any of its Subsidiaries is in material default or breach of any term of any employment Contract, non-disclosure Contract, assignment of invention Contract or similar Contract between such Worker and Public Company or its Subsidiary, as applicable, relating to the protection, ownership, development, use or transfer of Public Company Intellectual Property. Each Worker of Public Company or its Subsidiary has executed an employment Contract, non-disclosure Contract, assignment of invention Contract or similar Contract assigning to Public Company or its Subsidiary, as the case may be, of any Public Company Owned Intellectual Property that was conceived, developed or created for Public Company or any of its Subsidiaries by such Worker.

(k) Neither the negotiation, execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (i) a material breach of or default under any agreement to which Public Company is a party governing any Public Company Intellectual Property, (ii) an impairment of the rights of Public Company in or to any Public Company Intellectual Property or portion thereof, (iii) the grant or transfer to any third party of any new license or other interest under, the abandonment, assignment to any third party, or modification or loss of any right with respect to, or the creation of any Lien on, any Public Company Intellectual Property, (iv) Public Company or any of its Affiliates being obligated to pay any penalty or new or increased royalty or fee to any individual or entity under any agreement governing any Public Company Intellectual Property, or (v) Public Company or any of its Affiliates being (A) bound by or subject to any noncompete or licensing obligation or covenant not to sue or (B) obligated to license any of its Intellectual Property to (or obligated not to assert its Intellectual Property against) any individual or entity, except in the case of clauses (i) and (ii) of this Section 4.10(k), for any such breach, default or impairment that, individually or in the aggregate have not had, and are not reasonably likely to result in, the loss of a material benefit to, or in the creation of a material liability for, Public Company.

(l) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Public Company Intellectual Property” shall mean the Public Company Owned Intellectual Property and the Public Company Licensed Intellectual Property.

(ii) “Public Company Licensed Intellectual Property” shall mean all Intellectual Property that is licensed to Public Company or any of its Subsidiaries by any individual or entity other than Public Company or any of its Subsidiaries.

(iii) “Public Company Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by Public Company or any of its Subsidiaries, in whole or in part.

(iv) “Public Company Registrations” shall mean Intellectual Property Registrations that are registered or filed in the name of Public Company, alone or jointly with others.

4.11 Contracts.

(a) As of the date of this Agreement, there are no Contracts that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to Public Company, other than those Contracts identified or described in the Public Company SEC Reports filed prior to the date hereof.

(b) Public Company has not entered into any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K other than as disclosed in an SEC Report filed prior to the date hereof.

(c) Neither Public Company nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive a license or any other right to Public Company Intellectual Property as a result of the transactions contemplated by this Agreement.

(d) Section 4.11(d) of the Public Company Disclosure Schedule lists the following Contracts of Public Company and its Subsidiaries in effect as of the date of this Agreement:

(i) any Contract (or group of related Contracts) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than 180 days from the date of this Agreement, (B) which involves an aggregate of more than $50,000 or (C) in which Public Company or any of its Subsidiaries has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a particular party;

(ii) any Contract under which the consequences of a default or termination would reasonably be likely to have a Public Company Material Adverse Effect;

(iii) any Contract that could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of Merger Partner or any of its Subsidiaries or Public Company or any of its Subsidiaries as currently conducted;

(iv) any Contract under which Public Company or any of its Subsidiaries is restricted from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business;

(v) any dealer, distribution, joint marketing, joint venture, joint development, partnership, strategic alliance, collaboration, development agreement or outsourcing arrangement;

(vi) any Contract for the conduct of research studies, pre-clinical or clinical studies, manufacturing, distribution, supply, marketing or co-promotion of any products in development by or which has been or which is being marketed, distributed, supported, sold or licensed out, in each case by or on behalf of Public Company or any of its Subsidiaries; and

(vii) any Contract that would entitle any third party to receive a license or any other right to Intellectual Property of Merger Partner or any of Merger Partner’s Affiliates following the Closing.

(e) Public Company has made available to Merger Partner a complete and accurate copy of each Contract listed in Sections 4.10(a), 4.10(h), 4.10(i) and 4.11(d) of the Public Company Disclosure Schedule. With respect to each Contract so listed and those Contracts identified or described in the Public Company SEC Reports filed prior to the date hereof: (i) the Contract is legal, valid, binding and enforceable and in full force and effect against Public Company and/or its Subsidiaries, as applicable, and, to the knowledge of Public Company, against each other party thereto, as applicable, subject to the Bankruptcy and Equity Exception; (ii) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect against Public Company and/or its Subsidiaries, as applicable, and, to the knowledge of Public Company, against each other party thereto, immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing (other than any such Contracts that expire or terminate before such time in accordance with their terms and not as a result of a breach or default by Public Company or any of its Subsidiaries), in each case subject to the Bankruptcy and Equity Exception and except to the extent the failure to be in full force and effect, individually or in the aggregate, would not reasonably be likely to have a Public Company Material Adverse Effect; and (iii) none of Public Company, its Subsidiaries nor, to the knowledge of Public Company, any other party, is in breach or violation of, or default under, any such Contract, and no event has occurred, is pending or, to the knowledge of Public Company, is threatened, which, with or without notice or lapse of time, or both, would constitute a breach or default by Public Company, its Subsidiaries or, to the knowledge of Public Company, any other party under such Contract, except for such breaches, violations or defaults that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Public Company Material Adverse Effect.

4.12 Litigation. Except as set forth in Section 4.21 of the Public Company Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator that is pending or, to the knowledge of Public Company, threatened or reasonably anticipated against Public Company or any of its Subsidiaries that (a) seeks either damages in excess of $100,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement, except for such actions, suits, proceedings, claims, arbitrations or investigations first arising after the date of this Agreement that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Public Company Material Adverse Effect. There are no material judgments, orders or decrees outstanding against Public Company or any of its Subsidiaries.

4.13 Environmental Matters.

(a) Except for such matters that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Public Company Material Adverse Effect:

(i) Public Company and its Subsidiaries have complied with all applicable Environmental Laws;

(ii) to the knowledge of Public Company, the properties currently owned, leased or operated by Public Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances;

(iii) to the knowledge of Public Company, the properties formerly owned, leased or operated by Public Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership, use or operation by Public Company or any of its Subsidiaries;

(iv) neither Public Company nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party; and

(v) neither Public Company nor any of its Subsidiaries have released any Hazardous Substance into the environment.

(b) As of the date of this Agreement, neither Public Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Public Company or any of its Subsidiaries may be in violation of, liable under or have obligations under, any Environmental Law.

(c) Neither Public Company nor any of its Subsidiaries is subject to any written orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other written agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

4.14 Employee Benefit Plans.

(a) Section 4.14(a) of the Public Company Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by Public Company or any of its Subsidiaries or any of their respective ERISA Affiliates for the benefit of, any current or former employee or other service provider of Public Company or any of its Subsidiaries (together, the “Public Company Employee Plans”).

(b) Each Public Company Employee Plan has been established, maintained and administered in all material respects in accordance with its terms, ERISA, the Code and all other applicable laws and the regulations thereunder and each of Public Company and its Subsidiaries and their respective ERISA Affiliates has performed all material obligations with respect to such Public Company Employee Plan and has made all required contributions thereto (or reserved such contributions on the Public Company Balance Sheet). Public Company and its Subsidiaries and each of their respective ERISA Affiliates and each Public Company Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Public Company Employee Plan required to have been submitted to the IRS or to the United States Department of Labor have been timely submitted. There is no audit, investigation or other proceeding (including any voluntary correction application) pending against or involving any Public Company Employee Plan. There have been no events with respect to any Public Company Employee Plan that could reasonably be expected to result in payment or assessment by or against Public Company or any of its Subsidiaries of any Taxes, including (but without limitation) any excise Taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E, 4980H or 5000 of the Code. With respect to the Public Company Employee Plans, no event has occurred, and to the knowledge of Public Company, there exists no condition or set of circumstances (other than routine claims for benefits) in connection with which Public Company or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Public Company Material Adverse Effect under ERISA, the Code or any other applicable law.

(c) With respect to the Public Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Public Company, which obligations are reasonably likely, individually or in the aggregate, to have a Public Company Material Adverse Effect. The assets of each Public Company Employee Plan that is funded are reported at their fair market value on the books and records of such Public Company Employee Plan.

(d) All Public Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Public Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a) of the Code, respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Public Company Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

(e) Neither Public Company nor any of its Subsidiaries nor any of their respective ERISA Affiliates has (i) ever maintained a Public Company Employee Benefit Plan that was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Public Company Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Public Company Employee Plan holds securities issued by Public Company or any of its Subsidiaries or any of their respective ERISA Affiliates. No Public Company Employee Plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(f) There are no loans or extensions of credit by Public Company, any of its Subsidiaries or any of their respective ERISA Affiliate to any employee or any other service provider to Public Company or any of its Subsidiaries.

(g) Public Company and its Subsidiaries are in compliance with all applicable provisions of the Affordable Care Act, including reporting requirements and all requirements relating to eligibility waiting periods and the offer of or provision of minimum essential coverage that is compliant with Section 36B(c)(2)(C) of the Code and the regulations issued thereunder to full-time employees as defined in Section 4980H(b)(4) of the Code and the regulations issued thereunder. No material excise tax or penalty under the Affordable Care Act, including Section 4980H of the Code, is outstanding, has accrued, or has arisen and there has been no change in health plan terms or coverage that would reasonably be expected to attract an excise tax under Section 4980H of the Code for the current year. None of Public Company nor its Subsidiaries has received any notification from any Governmental Entity concerning potential liability under the Affordable Care Act.

(h) Each Public Company Employee Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) materially complies in form and operation with Section 409A of the Code and all IRS regulations and other guidance thereunder. No event has occurred that would be treated by Section 409A(b) of the Code as a transfer of property for purposes of Section 83 of the Code. Since January 1, 2005, no stock option or equity unit option granted under any Public Company Employee Plan has an exercise price that has been or may be less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option. No nonqualified deferred compensation plan has been administered in a manner that would cause an excise tax to apply to payments to plan participants.

4.15 Compliance With Laws. Public Company and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and, as of the date of this Agreement, has not received any notice alleging any material violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets (including any COVID-19 Measure).

4.16 Permits and Regulatory Matters.

(a) Public Company and each of its Subsidiaries have all material Permits required to conduct their businesses as currently conducted, including all such Permits required by any Regulatory Authority, or any other Governmental Entity exercising comparable authority (the “Public Company Authorizations”).

(b) Public Company and its Subsidiaries are in compliance in all material respects with the terms of the Public Company Authorizations. No Public Company Authorization shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

(c) All manufacturing, processing, distribution, labeling, storage, testing, specifications, sampling, sale or marketing of products or other business operations performed by or on behalf of Public Company or any of its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations or orders issued by the any Governmental Entity having jurisdiction, regulatory or other authority over Public Company or any of its Subsidiaries, as applicable. As of the date of this Agreement, except as set forth in Section 4.16(c) of the Public Company Disclosure Schedule, neither Public Company nor any of its Subsidiaries has received any written notices or other correspondence from any Governmental Entity and to the knowledge of Public Company, there is no action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that Public Company or any of its Subsidiaries is in material noncompliance with any and all applicable laws, regulations or orders implemented by any Governmental Entity.

4.17 Employees.

(a) All current and past key employees of Public Company or any of its Subsidiaries have entered into confidentiality and assignment of inventions agreements with Public Company, a copy or form of which has previously been made available to Merger Partner. To the knowledge of Public Company, as of the date of this Agreement, no employee of Public Company or any Subsidiary of Public Company is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Public Company or any of its Subsidiaries because of the nature of the business currently conducted by Public Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. To the knowledge of Public Company, as of the date of this Agreement, no key employee or group of employees has any plans to terminate employment with Public Company or its Subsidiaries.

(b) Neither Public Company nor any of its Subsidiaries is or has been a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither Public Company nor any of its Subsidiaries is or has been the subject of any proceeding asserting that Public Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there or has there been pending or, to the knowledge of Public Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Public Company or any of its Subsidiaries.

(c) To the knowledge of Public Company, Public Company and its Subsidiaries are and have been in material compliance with all applicable Laws related to employment (including verification of employment eligibility), employment practices, terms and conditions of employment and wages and hours (including, without limitation, classification of employees) with respect to any employee (as defined by, or determined in accordance with, applicable Laws). To the knowledge of Public Company, all employees of Public Company and its Subsidiaries are citizens or lawful permanent residents of the United States.

(d) Neither Public Company nor any of its Subsidiaries has received written notice of any charge or complaint pending before the Equal Employment Opportunity Commission or other Governmental Entity alleging unlawful discrimination, harassment, retaliation or any other violation of or non-compliance with applicable Law relating to the employment, treatment, or termination of any employees of Public Company or any of its Subsidiaries, nor, to the knowledge of Public Company, has any such charge been threatened. No current or former employee of Public Company or any of its Subsidiaries has, pursuant to internal complaint procedures, made a written complaint of discrimination, retaliation or harassment, nor to Public Company’s knowledge, has an oral complaint of any of the foregoing been made.

(e) Neither Public Company nor any of its Subsidiaries has caused a plant closing as defined in the WARN Act affecting any site of employment or one or more operating units within any site of employment, or a mass layoff as defined in the WARN Act, nor have any of the foregoing been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar foreign, state or local Law.

4.18 Insurance. Public Company and its Subsidiaries maintain insurance policies (the “Public Company Insurance Policies”), including insurance covering directors and officers for securities law and other customary liabilities, with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Public Company Insurance Policy is in full force and effect. None of the Public Company Insurance Policies shall terminate or lapse (or be affected in any other adverse manner) by reason of any of the transactions contemplated by this Agreement. Public Company and each of its Subsidiaries have complied in all material respects with the provisions of each Public Company Insurance Policy under which it is the insured party. No insurer under any Public Company Insurance Policy has cancelled or generally disclaimed liability under any such policy or indicated to Public Company any written intent to do so or not to renew any such policy. All claims under the Public Company Insurance Policies have been filed in a timely fashion.

4.19 Section 203 of the DGCL. Assuming the accuracy of the representations and warranties of Merger Partner in Section 3.23, the Public Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) shall not apply to the execution, delivery or performance of this Agreement or any of the agreements ancillary hereto.

4.20 Brokers; Fees and Expenses. No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of Public Company or any of its Subsidiaries, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement. Public Company is not a party to any other agreements with any agent, broker, investment banker, financial advisor or other similar firm or person that have not been made available to Merger Partner and which grant to such person rights after the Closing.

4.21 Operations of Merger Sub. Except as set forth in Section 4.21 of the Public Company Disclosure Schedule, Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.22 Controls and Procedures, Certifications and Other Matters.

(a) Public Company and each of its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal control over financial reporting designed to provide assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Public Company and to maintain accountability for Public Company’s consolidated assets, (iii) access to assets of Public Company and its Subsidiaries is permitted only in accordance with management’s authorization, (iv) the reporting of assets of Public Company and its Subsidiaries is compared with existing assets at regular intervals and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(b) Public Company maintains disclosure controls and procedures required by Rules 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning Public Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Public Company’s filings with the SEC and other public disclosure documents.

(c) Neither Public Company nor any of its Subsidiaries has, since Public Company became subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of Public Company. Section 4.23(c) of the Public Company Disclosure Schedule identifies any loan or extension of credit maintained by Public Company to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

4.23 Books and Records. The minute books and other similar records of Public Company contain complete and accurate records of all actions taken at any meetings of Public Company’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of Public Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Public Company and have been maintained in accordance with good business and bookkeeping practices.

4.24 Subsidies. All governmental, state or regional subsidies granted to Public Company or any of its Subsidiaries were used in accordance with applicable provisions of any statute, law or regulation or any other public orders or conditions imposed or related to them in conjunction with their granting and, in particular, all conditions imposed by the respective Governmental Entities have been fulfilled and observed. Neither Public Company nor any of its Subsidiaries is under any further obligation to perform any services with regard to such subsidies and no such subsidies have to be repaid by Public Company or any of its Subsidiaries as a result of the negotiation, execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby or any other reason.

4.25 Data Protection. Public Company and its Subsidiaries have fully complied at all material times and currently fully comply with any data protection and privacy legislation applicable to their businesses including (i) the requirements relating to notification and/or registration of processing of personal data with any applicable national data protection regulator, (ii) all subject information requests from data subjects, (iii) where necessary, the obtaining of consent to data processing and/or direct marketing activity, and (iv) where necessary, the obtaining of any approval, consultation and/or agreement of any applicable works councils or such similar worker representation bodies. Neither Public Company nor any of its Subsidiaries has received any notice or complaint from any individual, third party and/or regulatory authority alleging non-compliance with any applicable data protection and privacy legislation (including any prohibition or restriction on the transfer of data to any jurisdiction) or claiming compensation for or an injunction in respect of non-compliance with any applicable data protection and privacy legislation.

4.26 Certain Business Relationships with Affiliates. No Affiliate of Public Company or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of Public Company or any of its Subsidiaries, (b) to the knowledge of Public Company, has any claim or cause of action against Public Company or any of its Subsidiaries or (c) owes any money to, or is owed any money by, Public Company or any of its Subsidiaries. Section 4.26 of the Public Company Disclosure Schedule describes any material Contracts between Public Company and any Affiliate thereof which were entered into or have been in effect at any time since January 1, 2015, other than (i) any employment Contracts, invention assignment agreements and other Contracts entered into in the Ordinary Course of Business relating to employment, or (ii) Contracts relating to stock purchases and awards, stock options and other equity arrangements, in each case relating to compensation.

4.27 No Other Representations or Warranties. Each of Public Company and Merger Sub hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, none of Merger Partner nor any other person on behalf of Merger Partner makes any express or implied representation or warranty with respect to Merger Partner or with respect to any other information provided to Public Company, Merger Sub or any of their Affiliates in connection with the transactions contemplated hereby, and (subject to the express representations and warranties of Merger Partner set forth in ARTICLE III (in each case as qualified and limited by the Merger Partner Disclosure Schedule)) none of Public Company, Merger Sub or any of their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other person, has relied on any such information (including the accuracy or completeness thereof).

ARTICLE V

CONDUCT OF BUSINESS

5.1 Covenants of Merger Partner. Except (i) as set forth in Section 5.1 of the Merger Partner Disclosure Schedule, (ii) as required by or otherwise entailed in or undertaken in connection with Pre-Closing Private Placement Transactions, or (iii) otherwise as expressly provided herein or as consented to in writing by Public Company (which consent shall not be unreasonably withheld, conditioned or delayed), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Merger Partner shall act and carry on its business in the Ordinary Course of Business, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply with applicable laws, rules and regulations, and use commercially reasonable efforts, consistent in all material respects with past practices, to maintain and preserve its and each of its Subsidiaries’ business organization, assets and properties, keep available the services of its present officers and key employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as set forth in Section 5.1 of the Merger Partner Disclosure Schedule, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Merger Partner shall not, directly or indirectly, do any of the following without the prior written consent of Public Company (which consent shall not, in the case of the actions set forth in clauses (k) and (l) of this Section 5.1, be unreasonably withheld, conditioned or delayed):

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Merger Partner to its parent); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, other than, in the case of this clause (iii), from former employees, directors and consultants in accordance with agreements in effect on the date of this Agreement providing for the repurchase of shares at no more than the purchase price thereof in connection with any termination of services to Merger Partner or any of its Subsidiaries;

(b) except as permitted by Section 5.1(l), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Merger Partner Common Stock upon the exercise of Merger Partner Stock Options or shares of Merger Partner Common Stock upon exercise of Merger Partner Warrants, in each case, outstanding on the date of this Agreement and set forth in Section 3.2(c) or Section 3.2(d) of the Merger Partner Disclosure Schedule in accordance with their present terms (including cashless exercises), or Merger Partner Stock Options granted as contemplated by Section 5.1(l));

(c) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split or reverse stock split or form any new Subsidiary or acquire any equity interest or other interest in any other person;

(d) except for purchases of inventory, raw materials and equipment in the Ordinary Course of Business, acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to Merger Partner and its Subsidiaries, taken as a whole;

(e) sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of Merger Partner or of any of its Subsidiaries;

(f) whether or not in the Ordinary Course of Business, sell, dispose of or otherwise transfer any assets material to Merger Partner and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or Intellectual Property or any assets or the stock of any of its Subsidiaries, but excluding the sale or license of products in the Ordinary Course of Business);

(g) (i) incur or suffer to exist any indebtedness for borrowed money other than such indebtedness that existed as of the date of the Merger Partner Balance Sheet to the extent reflected on the Merger Partner Balance Sheet or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Merger Partner or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of Merger Partner in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than Merger Partner or any of its direct or indirect wholly owned Subsidiaries or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect Merger Partner or its Subsidiaries against fluctuations in commodities prices or exchange rates;

(h) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $100,000 in the aggregate for Merger Partner and its Subsidiaries, taken as a whole, other than as set forth in Merger Partner’s budget for capital expenditures previously made available to Public Company or the specific capital expenditures disclosed and set forth in Section 5.1(h) of the Merger Partner Disclosure Schedule;

(i) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(j) except (i) in the Ordinary Course of Business or (ii) terminations as a result of the expiration of any contract that expires in accordance with its terms, (A) modify or amend in any material respect, or terminate, any material contract or agreement to which Merger Partner or any of its Subsidiaries is party, or (B) knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of Merger Partner of any of its Subsidiaries);

(k) (i) enter into any material contract or agreement relating to the rendering of services or the distribution, sale or marketing by third parties of the products, of, or products licensed by, Merger Partner or any of its Subsidiaries or (ii) license any material Intellectual Property rights to or from any third party;

(l) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof and either disclosed in the Merger Partner Disclosure Schedules or not required by this Agreement to be so disclosed, (i) take any action with respect to, adopt, enter into, terminate (other than terminations for cause) or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any material bonus to, any director, officer, employee or consultant (except for annual increases of the salaries of non-officer employees in the Ordinary Course of Business), (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), or (vi) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

(m) make or change any Tax election, change an annual accounting period, enter into any closing agreement, waive or extend any statute of limitations with respect to Taxes, settle or compromise any Tax liability, claim or assessment, surrender any right to claim a refund of Taxes, or amend any income or other Tax Return;

(n) commence any offering of shares of Merger Partner Common Stock pursuant to any Merger Partner employee stock purchase plan (the “Employee Stock Purchase Plan”);

(o) initiate, compromise or settle any material litigation or arbitration proceeding;

(p) open or close any facility or office;

(q) fail to use commercially reasonable efforts to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(r) fail to pay accounts payable and other obligations in the Ordinary Course of Business;

(s) suspend any clinical trials sponsored by Merger Partner or involving any products marketed or in development by Merger Partner; or

(t) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action that would make any representation or warranty of Merger Partner in this Agreement untrue or incorrect in any material respect, or would materially impair, delay or prevent the satisfaction of any conditions in ARTICLE VII hereof.

5.2 Pre-Closing Transactions and Undertakings of Merger Partner.

(a) For the avoidance of doubt, Merger Partner shall have the absolute and unconditional right to engage in Pre-Closing Private Placement Transactions involving the raising of funds, issuance of equity securities or other rights of Merger Partner, and all other undertakings and ancillary thereto as may be deemed necessary, appropriate or desirable in the absolute and sole discretion of the Merger Partner Board. Merger Partner shall conduct all Pre-Closing Private Placement Transactions in conformity with all applicable federal and state securities laws.

(b) Public Company and Merger Sub shall use their reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the Merger Partner in doing all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Sections 5.2(a) through 5.2(b) above as promptly as practicable.

(c) It is the express intent of the Parties that Merger Partner shall pursue the undertakings described in Sections 5.2(a) through 5.2(b) above and, notwithstanding anything else in this Agreement, it is the Parties’ intent and desire that all of terms of this Agreement be subject to Sections 5.2(a) through 5.2(b), and shall be interpreted and understood in any case in light of, and for consistency with, such sections and the rights of Merger Partner set forth therein.

5.3 Covenants of Public Company and Merger Sub. Except (i) as set forth in Section 5.3 of the Merger Partner Disclosure Schedule, (ii) as required by or otherwise entailed in or undertaken in connection with (A) (A) the Reverse Split (as defined below) or (B) any Pre-Closing Private Placement Transactions, or (iii) as expressly provided herein or as consented to in writing by Merger Partner (which consent shall not be unreasonably withheld, conditioned or delayed), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Public Company and Merger Sub shall, and shall cause each of their respective Subsidiaries to, act and carry on its business in the Ordinary Course of Business, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply with applicable laws, rules and regulations, and, use commercially reasonable efforts, consistent in all material respects with past practices, to maintain and preserve its and each of their Subsidiaries’ business organization, assets and properties, keep available the services of its present officers and key employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as set forth in Section 5.3 of the Public Company Disclosure Schedule from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Public Company and Merger Sub shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Merger Partner (which consent shall not, in the case of the actions set forth in clauses (k) and (l) of this Section 5.3, be unreasonably withheld, conditioned or delayed):

(a) (i) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, securities, or other property) in respect of, any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, other than, in the case of this clause (ii), from former employees, directors and consultants in accordance with agreements in effect on the date of this Agreement providing for the repurchase of shares in connection with any termination of services to Public Company or any of its Subsidiaries;

(b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (in each case other than the issuance of shares of Public Company Common Stock upon the exercise of Public Company Stock Options or Public Company Warrants outstanding on the date of this Agreement and set forth in Section 4.2(c) or Section 4.2(d) of the Public Company Disclosure Schedule in accordance with their present terms (including cashless exercises));

(c) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split or reverse stock split or form any new Subsidiary or acquire any equity interest or other interest in any other person;

(d) except for purchases of inventory and raw materials in the Ordinary Course of Business, acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to Public Company and its Subsidiaries, taken as a whole;

(e) sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of Public Company or of any of its Subsidiaries;

(f) whether or not in the Ordinary Course of Business, sell, dispose of or otherwise transfer any assets material to Public Company and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or Intellectual Property or any assets or the stock of any of its Subsidiaries, but excluding the sale or license of products in the Ordinary Course of Business);

(g) (i) incur or suffer to exist any indebtedness for borrowed money other than such indebtedness that existed as of the date of the Public Company Balance Sheet to the extent reflected on the Public Company Balance Sheet or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Public Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of Public Company in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than Public Company or any of its direct or indirect wholly owned Subsidiaries or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect Public Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

(h) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $100,000 in the aggregate for Public Company and its Subsidiaries, taken as a whole, other than as set forth in Public Company’s budget for capital expenditures previously made available to Merger Partner or the specific capital expenditures disclosed and set forth in Section 5.3 of the Public Company Disclosure Schedule;

(i) make any changes in accounting methods, principles or practices, except insofar as may have been required by the SEC or a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(j) except (i) in the Ordinary Course of Business or (ii) terminations as a result of the expiration of any contract that expires in accordance with its terms, (A) modify or amend in any material respect, or terminate, any material contract or agreement to which Public Company or any of its Subsidiaries is party, or (B) knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of Public Company of any of its Subsidiaries);

(k) (i) enter into any material contract or agreement relating to the rendering of services or the distribution, sale or marketing by third parties of the products, of, or products licensed by, Public Company or any of its Subsidiaries or (ii) license any material Intellectual Property rights to or from any third party;

(l) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof and either disclosed in the Public Company Disclosure Schedules, not required by this Agreement to be so disclosed or disclosed in the Public Company SEC Reports filed or furnished prior to the date of this Agreement, (i) take any action with respect to, adopt, enter into, terminate (other than terminations for cause) or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any material bonus to, any director, officer, employee or consultant (except for annual increases of the salaries of non-officer employees in the Ordinary Course of Business), (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (vi) hire any additional officers or other employees, or any consultants or independent contractors, in each case, other than as set forth on Section 5.3(l) of the Public Company Disclosure Schedules and employees, consultants or independent contractors hired to fill open position created as a result of the separation of service of an officer, employee, consultant or independent contractor, as applicable, after the date of this Agreement, or (vii) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

(m) make or change any Tax election, change an annual accounting period, enter into any closing agreement, waive or extend any statute of limitations with respect to Taxes, settle or compromise any Tax liability, claim or assessment, surrender any right to claim a refund of Taxes, or amend any income or other Tax Return;

(n) commence any offering of shares of Public Company Common Stock pursuant to any Employee Stock Purchase Plan;

(o) initiate, compromise or settle any material litigation or arbitration proceeding;

(p) open or close any facility or office;

(q) fail to use commercially reasonable efforts to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(r) fail to pay accounts payable and other obligations in the Ordinary Course of Business;

(s) suspend any clinical trials sponsored by Public Company or involving any products marketed or in development by Public Company; or

(t) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action that would make any representation or warranty of Public Company in this Agreement untrue or incorrect in any material respect, or would materially impair, delay or prevent the satisfaction of any conditions in ARTICLE VII hereof.

5.4 Pre and Post-Closing Transactions and Undertakings of Public Company.

(a) [Reserved]

(b) Reverse Split. Following the Closing, Public Company shall undertake all reasonable actions to effect a reverse split of Public Company Common Stock at such ratio as may be agreed to by Merger Partner (the “Reverse Split”), which such Reverse Split shall be made effective promptly following the consummation of the transactions contemplated by this Agreement at the Effective Time.

(d) Merger Partner shall use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with Public Company in doing all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Sections 5.4(a), 5.4(b) and 5.4(b) above as promptly as practicable.

(e) It is the express intent of the Parties that Public Company shall pursue the undertakings described in Sections 5.4(a), 5.4(b) and 5.4(b) above and, notwithstanding anything else in this Agreement, it is the Parties’ intent and desire that all of terms of this Agreement be subject to Sections 5.4(a), 5.4(b) and 5.4(b), and shall be interpreted and understood in any case in light of, and for consistency with, such sections and the rights of Public Company set forth therein.

5.5 Confidentiality. The Parties acknowledge that Public Company and Merger Partner have previously executed a confidentiality agreement, effective as of January 26, 2021 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified by this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation.

(a) No Solicitation or Negotiation. Except as set forth in this Section 6.1, until the Effective Time, each of Merger Partner, Public Company and their respective Subsidiaries shall not, and each of Merger Partner and Public Company shall use reasonable best efforts to cause their respective directors, officers, members, employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives (“Representatives”) not to, directly or indirectly:

(i) solicit, seek or initiate or knowingly take any action to facilitate or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or engage, participate in, or knowingly facilitate, any discussions or negotiations regarding, or furnish any nonpublic information to any person in connection with any inquiries, proposals or offers that constitute or could reasonably be expected to lead to, an Acquisition Proposal;

(ii) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Acquisition Proposal, or furnish to any person any non-public information or afford any person other than Public Company or Merger Partner, as applicable, access to such party’s property, books or records (except pursuant to a request by a Governmental Entity) in connection with any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

(iii) take any action to make the provisions of any takeover statute inapplicable to any transactions contemplated by an Acquisition Proposal; or

(iv) publicly propose to do any of the foregoing described in clauses (i) through (iii).

(e) Cessation of Ongoing Discussions. Each of Public Company and Merger Partner shall, and shall direct its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; provided, however, that the foregoing shall not in any way limit or modify the rights of any party hereto under the other provisions of this Section 6.1. Public Company and Merger Partner will each immediately revoke or withdraw access of any person (other than Public Company, Merger Partner and their respective Representatives) to any data room (virtual or actual) containing any non-public information with respect to Public Company and request from each third party (other than Public Company, Merger Partner and their Representatives) the prompt return or destruction of all non-public information with respect to Public Company or Merger Partner, as applicable, previously provided to such person.

6.2 Access to Information; Cooperation.

(a) Subject to compliance with applicable confidentiality obligations owed to third parties in effect as of the date of this Agreement, each of Public Company and Merger Partner shall (and shall cause each of its Subsidiaries to) afford to the other party’s officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, each of Public Company and Merger Partner shall (and shall cause each of its Subsidiaries to) furnish promptly to the other party all information concerning its business, properties, assets and personnel as the other party may reasonably request. Each of Public Company and Merger Partner will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.2 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Merger. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, each of Public Company and Merger Partner shall promptly provide the other party with copies of: (a) unaudited monthly financial statements or management accounts, when available; (b) any written materials or communications sent by or on behalf of such party to its stockholders; (c) any notice, report or other document filed with or sent to, or received from, any Governmental Entity in connection with the Merger or any of the other transactions contemplated by this Agreement; and (d) any material notice, report or other document received from any Governmental Entity.

(b) From the date of this Agreement, Public Company and Merger Sub shall use commercially reasonable efforts to cooperate with Merger Partner to respond to reasonable requests for documents and information by the insurer of the Representations and Warranty Insurance Policy that Merger Partner may purchase in connection with the transactions contemplated hereby.

6.3 Legal Conditions to Merger.

(a) Subject to the terms hereof, including Section 6.6(b), Merger Partner and Public Company shall each use reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Merger Partner or Public Company or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Merger Partner and Public Company shall reasonably cooperate with each other in connection with the making of all such filings. Merger Partner and Public Company shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

(b) Each of Merger Partner and Public Company shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Merger Partner Disclosure Schedule or the Public Company Disclosure Schedule, as the case may be, or (iii) required to prevent the occurrence of an event that may have a Merger Partner Material Adverse Effect or a Public Company Material Adverse Effect from occurring prior to or after the Effective Time.

6.4 Public Disclosure. Except as may be required by applicable law or stock market regulations, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by Public Company and Merger Partner and, (ii) both Merger Partner and Public Company shall use reasonable best efforts to consult with one another before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to using such efforts.

6.5 Tax Matters.

(a) Each of Public Company, Merger Sub and Merger Partner shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute, and the Parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of Public Company, Merger Sub and Merger Partner shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Merger.

6.6 [Reserved]

6.7 Notification of Certain Matters. Public Company shall give prompt notice to Merger Partner, and Merger Partner shall give prompt notice to Public Company, upon becoming aware of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case, at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of Public Company and Merger Sub or Merger Partner, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

6.8 Corporate Identity. Public Company shall take all action necessary to cause its certificate of incorporation to be amended immediately following the Effective Time to reflect a change in Public Company’s name to Nanomix Holdings, Inc.

6.9 Succession. Public Company shall take all action necessary to cause the persons identified on Schedule 6.9 of the Public Company Disclosure Schedule to be appointed as executive officers of Public Company as of the Effective Time.

6.10 Board of Directors of Public Company. Public Company shall take all action necessary to cause as of the Effective Time the number of members of the Public Company Board to be fixed at two (2) to cause the persons identified on Section 6.10(i) of the Public Company Disclosure Schedule to be appointed to the Public Company Board as directors of the class set forth opposite their respective names on Section 6.10(i) of the Public Company Disclosure Schedule and to obtain the resignations of the directors identified on Section 6.10(ii) of the Public Company Disclosure Schedule effective as of the Effective Time. If any person identified on Section 6.10(i) of the Public Company Disclosure Schedule is unable or unwilling to serve in such capacity, the party making such appointment shall designate a successor.

6.11 Employee Communications. Public Company and Merger Partner will use reasonable best efforts to consult with each other, and will consider in good faith each other’s advice, prior to sending any notices or other communication materials to its employees regarding this Agreement, the Merger or the effects thereof on the employment, compensation or benefits of its employees.

6.12 FIRPTA Tax Certificates. On or prior to the Closing, Merger Partner shall deliver to Public Company a properly executed certification that shares of Merger Partner Capital Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by Public Company with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations. If Public Company does not receive the certification and notice described above on or before the Closing Date, Public Company shall be permitted to withhold from the payments to be made pursuant to this Agreement any required withholding tax under Section 1445 of the Code.

6.13 Piggyback Registration Rights; Lock Up, Leak Out. If, at any time during the one year period following the date of this Agreement, the Public Company shall propose to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, (other than on Forms S-4 or S-8 or any successor to such forms), the Public Company shall include in such registration statement all shares of common stock issuable upon conversion of the Public Company Preferred Stock. The Public Company shall use best efforts to cause such registration statement to become effective as soon as practicable.

6.14 [Reserved]

6.15 Termination of Certain Agreements and Rights. Merger Partner shall cause any stockholders agreements, voting agreements, registration rights agreements, co-sale agreements and any other similar agreements, if any, between Merger Partner and any holders of Merger Partner Capital Stock set forth in Section 3.2(c) of the Merger Partner Disclosure Schedule, including any such agreement granting any person investor rights, rights of first refusal, registration rights or director election rights (collectively, the “Investor Agreements”), to be terminated immediately prior to the Effective Time.

ARTICLE VII

CONDITIONS TO MERGER

7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a) Stockholder Approvals. The Merger Partner Voting Proposal shall have been approved by the requisite vote of the stockholders of Merger Partner under applicable law and Merger Partner’s certificate of incorporation, as amended.

(b) Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement.

(c) Conversions. All shares of Preferred Stock and the Unsecured Convertible Promissory Note in the principal amount, including interest, of $9,300,752 as of December 31, 2020, shall be converted in full into 110,866,122 and 86,448,916 shares of Merger Partner Common Stock, respectively.

(d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

7.2 Additional Conditions to the Obligations of Public Company and Merger Sub. The obligations of Public Company and Merger Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by Public Company and Merger Sub:

(a) Representations and Warranties. The representations and warranties of Merger Partner set forth in this Agreement and in any certificate or other writing delivered by Merger Partner pursuant hereto shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), (A) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (B) where the failure to be true and correct, individually or in the aggregate, has not had, and is not reasonably likely to have, a Merger Partner Material Adverse Effect) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (A) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (B) for changes expressly provided for in this Agreement and (C) where the failure to be true and correct, individually or in the aggregate, has not had, and is not reasonably likely to have, a Merger Partner Material Adverse Effect); provided, however, that the representations and warranties made by Merger Partner in Sections 3.1, 3.2, 3.3(b), 3.4(a), 3.4(d), 3.7(i) and 3.19 shall not be subject to the qualifications set forth in clauses (i)(B) and (ii)(C) above; provided, further, that the representations and warranties set forth in Section 3.2(a) shall be true and correct except for such inaccuracies as are in the aggregate de minimis; provided, further, that for purposes of determining accuracy of such representations and warranties, any update of or modification to the Merger Partner Disclosure Schedule made or purported to have been after the date of this Agreement shall be disregarded; and provided further that notwithstanding the foregoing and for the avoidance of doubt, the representations and warranties of Merger Partner shall be construed in accordance with Section 5.2, such that Merger Partner’s acts and omissions undertaken in accordance with Section 5.2 shall not in itself constitute a breach of any representation or warranty of Merger Partner.

(b) Performance of Obligations of Merger Partner. Merger Partner shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

(c) No Merger Partner Material Adverse Effect. No Merger Partner Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(d) Third-Party Consents. Merger Partner shall have obtained any required consent or approval of any third party (other than a Governmental Entity) the failure of which to obtain, individually or in the aggregate, is reasonably likely to have a Merger Partner Material Adverse Effect.

(e) Resignations. Public Company shall have received copies of the resignations, effective as of the Effective Time, of each director of Merger Partner and its Subsidiaries listed in Section 7.2(e) of the Merger Partner Disclosure Schedule.

(f) Officers’ Certificate. Public Company shall have received an officers’ certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Merger Partner to the effect that the conditions of Sections 7.2(a), (b) and (c) have been satisfied.

(g) Financial Statements. Public Company will receive unaudited Financial Statement from Merger Partner prior to Closing and within 75 days of Closing audited Financial Statements.

7.3 Additional Conditions to the Obligations of Merger Partner. The obligation of Merger Partner to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by Merger Partner:

(a) Representations and Warranties. The representations and warranties of Public Company and Merger Sub set forth in this Agreement and in any certificate or other writing delivered by Public Company or Merger Sub pursuant hereto shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), (A) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (B) where the failure to be true and correct, individually or in the aggregate, has not had, and is not reasonably likely to have, a Public Company Material Adverse Effect) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (A) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (B) for changes contemplated by this Agreement and (C) where the failure to be true and correct, individually or in the aggregate, has not had, and is not reasonably likely to have, a Public Company Material Adverse Effect); provided, however, that the representations and warranties made by Public Company and Merger Sub in Sections 4.1, 4.2, 4.3(b), 4.4(a), 4.4(d), 4.7(i) and 4.20 shall not be subject to the qualifications set forth in clauses (i)(B) and (ii)(C) above; provided, further, that the representations and warranties set forth in Section 4.2(a) shall be true and correct except for such inaccuracies as are in the aggregate de minimis; provided, further, that for purposes of determining accuracy of such representations and warranties, any update of or modification to the Public Company Disclosure Schedule made or purported to have been after the date of this Agreement shall be disregarded.

(b) Performance of Obligations of Public Company and Merger Sub. Public Company and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date.

(c) No Public Company Material Adverse Effect. No Public Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(d) Third-Party Consents. Public Company shall have obtained any consent or approval of any third party (other than a Governmental Entity) the failure of which to obtain, individually or in the aggregate, is reasonably likely to have an Public Company Material Adverse Effect (it being understood and agreed that the failure to obtain or effect any or all of the consents and approvals listed in Section 4.4(b) of the Public Company Disclosure Schedule will be reasonably likely to have a Public Company Material Adverse Effect).

(e) Officers’ Certificate. Merger Partner shall have received an officers’ certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Public Company to the effect that the conditions of Sections 7.3(a), (b), and (c) have been satisfied.

(f) Director Resignations. Merger Partner shall have received copies of the resignations, effective as of the Effective Time, of each director of Public Company and its Subsidiaries listed in Section 6.13(ii) of the Public Company Disclosure Schedule.

(g) Officer Resignations. Merger Partner shall have received copies of the resignations, effective as of the Effective Time, of each officer of Public Company and its Subsidiaries listed in Section 6.13(ii) of the Public Company Disclosure Schedule.

(h) Board of Directors. At Closing, David Ludvigson shall be appointed to the Board of Directors of Public Company and Garrett Gruener, Jerry Fidler and Greg Schiffman shall be appointed to the Board of Directors of Public Company subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended.

(k) Set-Off Agreement. Each of Merger Partner and CJY Holdings Limited (“Indemnitor”) shall have entered into a set-off agreement (the “Set-Off Agreement”).

(l) Private Offering. The Public Company shall have closed on a private offering under Regulation D of the Securities Act of 1933, as amended, of not less than $3,000,000.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(k), by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after approval of the Merger Partner Voting Proposal by the stockholders of Merger Partner by the stockholders of Public Company:

(a) by mutual written consent of Public Company and Merger Partner;

(b) by either Public Company or Merger Partner if the Merger shall not have been consummated by March 31, 2021 (the “Outside Date”) (provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date);

(c) by either Public Company or Merger Partner if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the issuance of any such order, decree, ruling or other action is attributable to the failure of such party (or any Affiliate of such party) to perform in any material respect any covenant in this Agreement required to be performed by such party (or any Affiliate of such party) at or prior to the Effective Time;

(d) by Public Company, if there has been a material breach of or material failure to perform any representation, warranty, covenant or agreement set forth in this Agreement (other than those referred to elsewhere in this Section 8.1) on the part of Merger Partner, which breach would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied; provided that neither Public Company nor Merger Sub is then in material breach of any representation, warranty or covenant under this Agreement and provided, further, that if such breach or failure to perform is curable by Merger Partner, as applicable, then this Agreement shall not terminate pursuant to this Section 8.1(g) as a result of such particular breach or failure until the earlier of (i) the expiration of a ten (10) day period commencing upon delivery of written notice from Public Company to Merger Partner of such breach or failure and (ii) Merger Partner ceasing to exercise commercially reasonable efforts to cure such breach or failure following delivery of written notice from Public Company of such breach or failure and its intention to terminate pursuant to this Section 8.1(g) (it being understood that, in each case, this Agreement shall not terminate pursuant to this Section 8.1(g) as a result of such particular breach or failure if such breach or failure is cured prior to such termination becoming effective);

(e) by Merger Partner, if there has been a material breach of or material failure to perform any representation, warranty, covenant or agreement set forth in this Agreement (other than those referred to elsewhere in this Section 8.1) on the part of Public Company, which breach would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied; provided that Merger Partner is not then in material breach of any representation, warranty or covenant under this Agreement and provided, further, that if such breach or failure to perform is curable by Public Company, then this Agreement shall not terminate pursuant to this Section 8.1(h) as a result of such particular breach or failure until the earlier of (i) the expiration of a ten (10) day period commencing upon delivery of written notice from Merger Partner to Public Company of such breach or failure and (ii) Public Company or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach or failure following delivery of written notice from Merger Partner of such breach or failure and its intention to terminate pursuant to this Section 8.1(h) (it being understood that, in each case, this Agreement shall not terminate pursuant to this Section 8.1(h) as a result of such particular breach or failure if such breach or failure is cured prior to such termination becoming effective);

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Public Company, Merger Partner, Merger Sub or their respective officers, directors, stockholders or Affiliates; provided that (a) any such termination shall not relieve any party from liability for any knowing and intentional breach of this Agreement, fraud or intentional misconduct and (b) the provisions of Section 5.5 (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses) and ARTICLE IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3 Fees and Expenses. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

8.4 Amendment. This Agreement may be amended by the Parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any of the Parties, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

8.5 Extension; Waiver. At any time prior to the Effective Time, the Parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment, modification or supplement of this Agreement pursuant to Section 8.4 or an extension or waiver of this Agreement pursuant to Section 8.5 shall, in order to be effective, require action by the respective Boards of Directors of the applicable Parties.

ARTICLE IX

MISCELLANEOUS

9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Effective Time, except for the agreements contained in ARTICLE I, ARTICLE II, 6.12 and 6.13, ARTICLE VIII and this ARTICLE IX. This Section 9.1 shall have no effect upon any other obligations of the Parties hereto, whether to be performed before or after the consummation of the Merger, except as set forth in the Indemnification Agreement.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, in each case to the intended recipient as set forth below:

If to Public Company or Merger Sub, to:

Conroy Cheng, CEO

Boston Therapeutics, Inc.

354 Merrimack Street, #4

Lawrence, Massachusetts 01843

If to Merger Partner, to:

David Ludvigson

President & CEO

Nanomix Inc.

5900 Hollis St. Suite P
Emeryville, CA 94608

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

9.3 Entire Agreement. This Agreement (including the Schedules, Annexes and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the Parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the Parties hereto, or any of them, written or oral, with respect to the subject matter hereof and the Parties hereto expressly disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4 No Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

9.5 Assignment. No party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties, and any such assignment or attempted or purported assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 9.5 is void.

9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Where this Agreement refers to information that was “made available,” that means that such information was either (i) provided directly to Public Company or Merger Partner, as applicable, by the other party, (ii) included in the virtual data rooms established by Public Company and Merger Partner created for the purposes of providing information to the other party in connection with this Agreement at least three (3) Business Days prior to the execution and delivery of this Agreement or (iii) solely with respect to information made available by Public Company, filed with and publicly available on the SEC’s EDGAR system prior to the date of this Agreement. When used in the Agreement, “person” shall mean any natural person, corporation, exempted company, limited liability company, partnership, exempted limited partnership, association, trust or other entity, including a Governmental Entity, as applicable. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.9 Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

9.10 Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

9.11 Submission to Jurisdiction. Each of the Parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the Parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

9.12 WAIVER OF JURY TRIAL. EACH OF PUBLIC COMPANY, THE MERGER SUB AND MERGER PARTNER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PUBLIC COMPANY, THE MERGER SUB OR MERGER PARTNER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

9.13 Disclosure Schedule. Each of the Merger Partner Disclosure Schedule and the Public Company Disclosure Schedule shall be arranged in sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify only (a) the corresponding section of this Agreement and (b) the other sections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. The inclusion of any information in the Merger Partner Disclosure Schedule or the Public Company Disclosure Schedule, as applicable, shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Merger Partner Material Adverse Effect or a Public Company Material Adverse Effect, as applicable, or is outside the Ordinary Course of Business. The Parties acknowledge that Section 6.13 of the Public Company Disclosure Schedule may be updated prior to the Effective Time to reflect any changes in the individuals to be appointed to the Public Company Board and the class such individual is to serve or from whom resignations shall be obtained.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BOSTON THERAPEUTICS, INC.

By:	/s/ Conroy Chi-Heng Cheng
Name:	Conroy Chi-Heng Cheng
Title:	Chief Executive Officer

BTHE ACQUISITION INC.

By:	/s/ Conroy Chi-Heng Cheng
Name:	Conroy Chi-Heng Cheng
Title:	Chief Executive Officer

NANOMIX, INC.

By:	/s/ David Ludvigson
Name:	David Ludvigson
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger by and between Boston Therapeutics, Inc.,
BTHE Acquisition Inc. and Nanomix, Inc.]